May 1, 2008

SUMMIT MUTUAL FUNDS, INC.

Summit Mutual Funds, Inc. is a mutual fund with twenty-one separate Portfolios, each with its own investment objective. We cannot assure you that any Portfolio will meet its objective.  This Prospectus offers the fourteen Portfolios within the Summit Pinnacle Series. Their investment objectives are:

The Zenith Portfolio seeks primarily long-term appreciation of capital, without incurring unduly high risk, by investing primarily in common stocks and other equity securities. Current income is a secondary objective.

The Bond Portfolio seeks as high a level of current income as is consistent with reasonable investment risk, by investing primarily in long-term, fixed-income, investment-grade corporate bonds.

The Lifestyle ETF Market Strategy Target Portfolio seeks primarily to provide capital growth and secondarily investment income by investing primarily in a portfolio of various exchange traded funds (ETFs) representing different market exposures.

The Lifestyle ETF Market Strategy Aggressive Portfolio seeks primarily to provide capital growth and secondarily investment income, while managing risk levels to a more aggressive level as compared to the Lifestyle ETF Market Strategy Target Portfolio, by investing primarily in a portfolio of exchange traded funds (ETFs) representing different market exposures.

The Lifestyle ETF Market Strategy Conservative Portfolio seeks primarily to provide capital growth and secondarily investment income, while managing risk levels to a more conservative level as compared to the Lifestyle ETF Market Strategy Target Portfolio, by investing primarily in a portfolio of various exchange traded funds (ETFs) representing different market exposures.

The Natural Resources Portfolio seeks primarily to provide capital growth, consistent with appropriate risk levels, by investing primarily in a portfolio of various exchange traded funds (ETFs) and exchange traded notes (ETNs) representing different natural resources exposures.

The Inflation Protected Plus Portfolio seeks to maximize real levels of current income consistent with reasonable investment risk, by investing primarily in inflation-indexed fixed-income securities.

The S&P 500 Index Portfolio seeks investment results that correspond to the total return performance of U.S. common stocks, as represented by the S&P 500 Index.

The S&P MidCap 400 Index Portfolio seeks investment results that correspond to the total return performance of U.S. common stocks, as represented by the S&P MidCap 400 Index.

The Russell 2000 Small Cap Index Portfolio seeks investment results that correspond to the investment performance of U.S. common stocks, as represented by the Russell 2000 Index.

The EAFE International Index Portfolio seeks investment results that correspond to the total return performance of common stocks as represented by the Morgan Stanley Capital International EAFE Index.  The EAFE Index emphasizes the stocks of companies in major markets in Europe, Australasia, and the Far East.

The Nasdaq-100 Index Portfolio seeks investment results that correspond to the investment performance of U.S. common stocks, as represented by the Nasdaq-100 Index.

The Lehman Aggregate Bond Index Portfolio seeks investment results that correspond to the total return performance of the bond market, as represented by the Lehman Brothers Aggregate Bond Index.

The Balanced Index Portfolio seeks investment results, with respect to approximately 60% of its assets, that correspond to the total return performance of U.S. common stocks, as represented by the S&P 500 Index and, with respect to approximately 40% of its assets, that correspond to the total return performance of investment grade bonds, as represented by the Lehman Brothers Aggregate Bond Index.

This prospectus contains information you should know before allocating your contract values to any of the Portfolios.  It should be read in conjunction with the separate account's prospectus describing the variable insurance contract. We suggest that you read this Prospectus and keep it for future reference.

These securities have not been approved or disapproved by the Securities and Exchange Commission ("SEC") nor any state.  Neither the SEC nor any state has determined whether this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

SMFI 514 PINNACLE 5-08

TABLE OF CONTENTS

INTRODUCTION TO THE FUND

4

PORTFOLIO PROFILES

4

ZENITH PORTFOLIO

4

BOND PORTFOLIO

6

LIFESTYLE ETF MARKET STRATEGY TARGET PORTFOLIO

89

LIFESTYLE ETF MARKET STRATEGY AGGRESSIVE PORTFOLIO

13

LIFESTYLE ETF MARKET STRATEGY CONSERVATIVE PORTFOLIO

18

NATURAL RESOURCES PORTFOLIO

23

INFLATION PROTECTED PLUS PORTFOLIO

27

S&P 500 INDEX PORTFOLIO

30

S&P MIDCAP 400 INDEX PORTFOLIO

33

RUSSELL 2000 SMALL CAP INDEX PORTFOLIO

35

EAFE INTERNATIONAL INDEX PORTFOLIO

38

NASDAQ-100 INDEX PORTFOLIO

42

Lehman Aggregate Bond Index Portfolio

44

Investment Objective

44

The Lehman Brothers Index is an unmanaged index of 9,133 U.S. Treasury, Government-Related and Investment Grade Corporate and Securitized fixed income securities with a total market value of $10.1 trillion as of December 31, 2007.  Certain securities, such as floating- rate issues, bonds with equity-type features, private placements, inflation-linked bonds, SEC Rule 144A securities without registration rights, among others, are excluded from the Lehman Brothers Index.  As of December 31, 2007, the average maturity of the securities in the Lehman Brothers Index was 7.1 years, the average coupon was 5.45% and the modified duration was 4.4 years.  The Lehman Brothers Index includes all “index-eligible” securities that meet minimum par amounts outstanding.  45

Investment Strategies

45

Primary Risks

46

An investment in the Portfolio entails investment risk, including possible loss of the principal amount invested. The Portfolio's primary risks include:  46

The bar chart and table below provide an indication of the risk of investing in the Lehman Aggregate Bond Index Portfolio.  The bar chart shows how the Portfolio's annual performance has varied from year to year since its inception.  The table shows how the Portfolio's average annual returns for one year and since inception compare with those of the Lehman Brothers Aggregate Bond Index.  Absent fee waivers and reimbursement of expenses, total returns would have been lower.  The Portfolio's returns are net of its expenses, but do not reflect the additional fees and expenses of your variable annuity or variable life insurance contract.  If those contract fees and expenses were included, the returns would be lower.  Keep in mind that the Portfolio's past performance does not indicate how it will perform in the future.  47

BALANCED INDEX PORTFOLIO

48

PORTFOLIO OPERATING EXPENSES

52

OTHER INVESTMENT POLICIES, STRATEGIES AND RISKS

53

FOREIGN SECURITIES

53

FOREIGN CURRENCY TRANSACTIONS

54

INFLATION-PROTECTED SECURITIES

54

HIGH YIELD BONDS

55

REPURCHASE AGREEMENTS

55

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REVERSE REPURCHASE AGREEMENTS

55

FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS

56

OPTIONS ON SECURITIES INDEXES

58

COLLATERALIZED MORTGAGE OBLIGATIONS

58

LENDING PORTFOLIO SECURITIES

58

ASSET-BACKED AND MORTGAGE-BACKED SECURITIES

58

STRUCTURED NOTES

59

ACQUIRED FUNDS AND NOTES

59

MIXED AND SHARED FUNDING

60

OTHER INFORMATION

60

FUND MANAGEMENT

60

INVESTMENT ADVISER

60

ADVISORY FEE

62

SUBADVISER

62

OTHER MARKETING AND SERVICE ARRANGEMENTS

63

SHAREHOLDER INFORMATION

63

CAPITAL STOCK

63

PURCHASING AND REDEEMING SHARES

64

VALUATION OF PORTFOLIO SHARES

64

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS

64

TAXES

65

EXCESSIVE TRADING

65

S&P, FRANK RUSSELL, NASDAQ AND MSCI DISCLAIMERS

66

FINANCIAL HIGHLIGHTS

69

APPENDIX A:  RATINGS

83

CORPORATE BOND RATINGS

83

COMMERCIAL PAPER RATINGS

84

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INTRODUCTION TO THE FUND

This prospectus explains the objectives, risks and strategies of fourteen of the Portfolios within the Summit Pinnacle Series of Summit Mutual Funds, Inc. (the "Fund"), each of which is advised by Summit Investment Partners, Inc. (the "Adviser").  The Portfolios are mutual funds used as investment options for variable annuity or variable life insurance contracts offered by insurance companies. Although you cannot purchase shares of the Portfolios directly, you can instruct your insurance company, subject to certain limitations, how to allocate your contract's values among the Portfolios.  Each Portfolio Profile below summarizes important facts about the Portfolio, including its investment objective, strategy, risks and past investment performance.  Investors should be aware that the investments made by a Portfolio and the results achieved by a Portfolio at any given time are not expected to be the same as those made by other mutual funds managed by the Adviser or a subadviser, including mutual funds with names, investment objectives and policies similar to the Portfolio.  More detailed information about the Portfolios' investment policies and strategies is provided after the Profiles, along with information about Portfolio expenses, share pricing and Financial Highlights for each Portfolio.

PORTFOLIO PROFILES

ZENITH PORTFOLIO

Investment Objective

The Zenith Portfolio seeks primarily long-term appreciation of capital, without incurring unduly high risk, by investing primarily in common stocks and other equity securities. Current income is a secondary objective.

Investment Strategies

A major portion of the Zenith Portfolio will be invested in common stocks. The Portfolio seeks special opportunities in securities that are selling at a discount from theoretical price/earnings ratios and that seem capable of recovering from their temporary out-of-favor status (a "value" investment style). The Portfolio may invest all or a portion of its assets in preferred stocks, bonds, convertible preferred stocks, convertible bonds, and convertible debentures.  When market conditions for equity securities are adverse, and for temporary defensive purposes, the Portfolio may invest in Government securities, money market instruments, or other fixed-income securities, or retain cash or cash equivalents. However, the Portfolio normally will remain primarily invested in common stocks.

The Zenith Portfolio's investment strategy is based upon the belief of the Adviser that the pricing mechanism of the securities market lacks total efficiency and has a tendency to inflate prices of some securities and depress prices of other securities in different market climates.  The Adviser believes that favorable changes in market prices are more likely to begin when:

•

securities are out-of-favor,

•

price/earnings ratios are relatively low,

•

investment expectations are limited, and

•

there is little interest in a particular security or industry.

The Adviser believes that securities with relatively low price/earnings ratios in relation to their estimated profitability are better positioned to benefit from favorable but generally unanticipated events than are securities with relatively high price/earnings ratios which are more susceptible to unexpected adverse developments. Although this segment of the market may be more volatile and speculative, the Adviser expects that a well-diversified Portfolio represented in this segment of the market has potential long-term rewards greater than the potential rewards from investments in more highly capitalized equities.

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Primary Risks

An investment in the Portfolio entails investment risk, including possible loss of the principal amount invested. The Portfolio's primary risks include:

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Market Risk: The  Portfolio's total return, like stock prices generally, will fluctuate within a wide range in response to stock market trends.  As a result, shares of the Portfolio could drop in value over short or even long periods.  Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

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Financial Risk:  The Portfolio's total return will fluctuate with fluctuations in the earnings stability or overall financial soundness of the companies whose stock the Portfolio purchases.

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Investment Style Risk:  The Portfolio's investment style risks that returns from "value" stocks it purchases will trail returns from other asset classes or the overall stock market.  The market may favor growth stocks to the exclusion of value stocks, or may not favor equities at all.  There is no guarantee that a value security is, in fact, undervalued, or that the market will ever recognize its true value.  In addition, to the extent that the Portfolio invests in value securities, it may produce more modest gains than equity funds with more aggressive investment profiles.

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Temporary Defensive Risk:  The Portfolio may execute its temporary investment strategy during   periods of uncertainty.  The reasons for the uncertainty may include, but not be limited to, market     reaction to a significant event, such as a natural disaster or other economic or political turmoil, or     management's reaction to a significant event within the Portfolio, such as a pending material change   in net assets resulting from the loss of a large client. The duration of such an event may be brief or   last for an extended period of time until the Portfolio Manager believes that it is appropriate to   resume the Portfolio's long-term investment strategies.  During such a temporary defensive period,   the Portfolio likely will not achieve its long-term objective.  Its temporary objective will be to   preserve capital.

Bar Chart and Performance Table

The bar chart and table below provide an indication of the risk of investing in the Zenith Portfolio.  The bar chart shows how the Portfolio's annual performance has varied from year to year for the past 10 calendar years.  The table shows how the Portfolio's average annual returns for one, five and ten calendar years compare with those of the Russell 1000 Value Index.  Absent fee waivers and reimbursement of expenses, total returns would have been lower.  The Portfolio's returns are net of its expenses, but do not reflect the additional fees and expenses of your variable annuity or variable life insurance contract.  If those contract fees and expenses were included, the returns would be lower.  Keep in mind that the Portfolio's past performance does not indicate how it will perform in the future.

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During the period shown in the bar chart, the highest return for a calendar quarter was 21.36% (quarter ending 06/30/03) and the lowest return for a quarter was -22.68% (quarter ending 09/30/98).

Average Annual Total Returns for  Periods Ended December 31, 2007

	1 Year	5 Years	10 Years
Zenith Portfolio	1.40%	15.74%	6.46%
Russell 1000 Value Index	-0.17%	14.63%	7.68%

BOND PORTFOLIO

Investment Objective

The Bond Portfolio seeks as high a level of current income as is consistent with reasonable investment risk, by investing primarily in long-term, fixed-income, investment-grade corporate bonds.

Investment Strategies

Under normal circumstances, the Bond Portfolio will invest at least 80% of the value of its assets in fixed income securities. Further, the Bond Portfolio normally will invest at least 75% of the value of its assets in:

•

publicly-traded or 144a debt securities rated BBB or BAA3 or higher by a nationally recognized statistical rating service such as Standard & Poor's Ratings Group (“Standard and Poor’s”) or Moody's Investors Service, Inc. (“Moody’s”), an equivalent rating, or having no rating but being determined to be of equivalent rating,

•

obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or

•

cash and cash equivalents.

Up to 25% of the Bond Portfolio's total assets may be invested in debt securities that are unrated or below investment-grade bonds ("high yield" or "junk" bonds).  Up to 20% of the Bond Portfolio's total assets may be invested in:

•

convertible debt securities,

•

convertible preferred and preferred stocks, or

•

other securities.

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The Bond Portfolio generally will not directly purchase common stocks. However, it may retain up to 10% of the value of its total assets in common stocks acquired either by conversion of fixed-income securities or by the exercise of warrants attached thereto.  The Portfolio may also write covered call options on U.S. Treasury Securities and options on futures contracts for such securities. A description of the corporate bond ratings assigned by Standard & Poor's and Moody's is included in Appendix A: Ratings - Corporate Bond Ratings.

Primary Risks

An investment in the Portfolio entails investment risk, including possible loss of the principal amount invested. The Portfolio's primary risks include:

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Interest Rate Risk:  Interest rate risk is the potential for fluctuation in bond prices due to changing interest rates.  Bond prices generally fall when interest rates rise. Furthermore, the price of bonds with a longer maturity generally fluctuates more than bonds with a shorter maturity.  To compensate investors for larger fluctuations, longer maturity bonds usually offer higher yields than shorter maturity bonds.  Interest rate risk is a risk inherent in all bonds, regardless of credit quality. Since the Portfolio maintains an intermediate-term average maturity (5 to 15 years), the interest rate risk of the Portfolio is generally expected to be moderate.

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Credit Risk:  Credit risk is the risk that an issuer of a security will be unable to make payments of principal and/or interest on a security held by the Portfolio.  When an issuer fails to make a scheduled payment of principal or interest on a security, or violates other terms and agreements of a security, the issuer and security are in default.  A default by the issuer of a security generally has a severe negative effect on the market value of that security.

The credit risk of the Portfolio is a function of the credit quality of its underlying securities.  The average credit quality of the Portfolio is expected to be high, although certain individual securities held in the Portfolio may have substantial credit risk.  The Portfolio may invest up to 25% of its assets in securities rated below investment grade or in unrated securities deemed to be of comparable quality.  Securities rated below investment grade (or unrated securities of comparable quality) generally have substantially more credit risk than investment grade securities.  Securities rated below investment grade are defined as having a rating below Baa by Moody's and below BBB by Standard & Poor's (See Appendix A:  Ratings - Corporate Bond Ratings).  As of December 31, 2007, 14% of the debt securities held by the Bond Portfolio were below investment grade.

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Income Risk:  Income risk is the risk of a decline in the Portfolio's income due to falling market interest rates. Income risk is generally higher for portfolios with short term average maturities and lower for portfolios with long term average maturities.  Income risk is also generally higher for portfolios that are actively traded and lower for portfolios that are less actively traded.  The Portfolio maintains an intermediate average maturity and is actively traded. Therefore, income risk is generally expected to be moderate to high.

„

Prepayment Risk:  Prepayment risk is the risk that, during periods of declining interest rates, the principal of mortgage-backed securities and callable bonds will be repaid earlier than scheduled, and the portfolio manager will be forced to reinvest the unanticipated repayments at generally lower interest rates.  The Portfolio's exposure to mortgage-backed securities and currently callable bonds is generally expected to be low to moderate.  Therefore, the prepayment risk of the Portfolio is generally expected to be low to moderate.  Other factors, including interest rate risk and credit risk, can cause fluctuation in bond prices.

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Derivatives Risk:  The Portfolio may invest in fixed income futures and options. The Portfolio will not use these investments for speculative purposes or as leveraged investments that might

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exacerbate gains or losses. The Portfolio will invest in derivatives to meet shareholder redemptions,  to gain exposure to various markets or to modify the characteristics of the portfolio without adding leverage. The principal risk of derivatives used in this context is that returns on a derivative instrument might not be highly correlated and might be higher or lower than those of  the security or securities for which it is being used as a substitute.  Futures may trade at prices above or below those of the underlying securities for a number of reasons, including daily limits imposed by the futures exchange.

Bar Chart and Performance Table

The bar chart and table below provide an indication of the risk of investing in the Bond Portfolio.  The bar chart shows how the Portfolio's annual performance has varied from year to year for the past ten calendar years.  The table shows how the Portfolio's average annual returns for one, five and ten calendar years compare with those of the Lehman Brothers Aggregate Bond Index.  Absent fee waivers and reimbursement of expenses, total returns would have been lower.  The Portfolio's returns are net of its expenses, but do not reflect the additional fees and expenses of your variable annuity or variable life insurance contract.  If those contract fees and expenses were included, the returns would be lower.  Keep in mind that the Portfolio's past performance does not indicate how it will perform in the future.

During the period shown in the bar chart, the highest return for a calendar quarter was 4.02% (quarter ending 09/30/97) and the lowest return for a quarter was -2.89% (quarter ending 06/30/04).

Average Annual Total Returns for  Periods Ended December 31, 2007

	1 Year	5 Years	10 Years
Bond Portfolio	3.46%	4.65%	4.84%
Lehman Brothers Aggregate Bond Index	6.97%	4.42%	5.97%

LIFESTYLE ETF MARKET STRATEGY TARGET PORTFOLIO

Investment Objective

The Lifestyle ETF Market Strategy Target Portfolio seeks primarily to provide capital growth and secondarily investment income by investing primarily in a portfolio of various exchange traded funds (ETFs) representing different market exposures.

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Investment Strategies

The Portfolio is a "fund of funds" that pursues its investment objective through asset allocation and fund selection. Under normal market conditions, substantially all of the value of the Portfolio’s total assets will be invested in exchange traded mutual funds (ETFs) and U.S. Treasury Bills. An ETF is a type of investment company whose investment objective typically is to match the returns of a particular market index.  ETFs are traded on a securities exchange (such as the American Stock Exchange) at prices quoted by the exchange throughout its trading day.  The Portfolio generally expects to invest in ETF shares that are traded on an exchange (as opposed to creation units that are formed by contributing a basket of securities comprising the related index to the ETF manager). Consequently, the Portfolio will incur trading costs such as brokerage commissions that will lower the total return performance of the Portfolio.

The Portfolio expects to invest in seven to ten ETFs with at least one ETF utilized for the planned exposure to each market sector. The ETFs in which the Portfolio invests will currently include, but are not limited to, those whose investment objectives are to match the following market sectors and indices:

Market Sector	Index
DOMESTIC STOCKS
Large Capitalization Value	S&P 500/Citigroup Value Index
Large Capitalization Growth	S&P 500/Citigroup Growth Index
Mid Capitalization	S&P MidCap 400 Index
Small Capitalization	Russell 2000 Index
Real Estate	MSCI REIT Index
INTERNATIONAL STOCKS
Developed Market	Morgan Stanley Capital International EAFE Index
Emerging Market	MSCI Select Emerging Markets Free Index
FIXED INCOME SECURITIES
Investment Grade	Lehman Brothers Aggregate Bond Index
Inflation Protected Securities	Lehman U.S. TIPS Index
High Yield	iBoxx $ Liquid High Yield Index

The percentage allocation to each of these sectors will depend on the Adviser’s evaluation of market conditions for domestic and foreign equity and fixed income marketplaces. The Adviser may also allocate a portion of the assets to common stocks, futures contracts, grantor trusts, REITS - real estate investment trusts, or other types of investment companies, such as open-end mutual funds, unit investment trusts and closed-end funds (collectively with ETFs, the “Acquired Funds”).  Under normal market conditions, the Adviser expects to allocate investments in the following target ranges:

Asset Class	Minimum Allocation	Maximum Allocation
Domestic Stocks	45%	65%
International Stocks	10%	20%
Fixed Income Securities	15%	35%
Cash and Cash Equivalents	0%	10%

The Adviser intends to dynamically manage the allocation by reviewing, on an on-going basis, the makeup of the portfolio and current market conditions.  The sector weightings in each asset class will change based on the Adviser’s analysis and consideration of many factors, including but not limited to current economic conditions, market conditions for each sector, expected future returns of each sector, and volatility and risk in the marketplace. The portfolio management team draws on each member’s background and experience when setting or changing the sector allocation of the Portfolio.

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The Portfolio’s risk will fluctuate depending on the Adviser’s allocation of portfolio assets in various ETF funds and the resulting relative exposure to various investment asset classes and sectors.  In general, equity securities exhibit greater volatility, or risk, over time than debt securities and money market securities.  Therefore, funds with high equity weightings generally exhibit more volatility over time than funds with higher allocations to fixed income securities.  Over the long-term for a complete market cycle, it is expected that on average approximately 60% of the Portfolio’s assets will be invested in ETFs that track domestic and international equity markets.  At the same time, the Portfolio will invest a substantial percentage in ETFs that track fixed income markets. Therefore, the value of your investment will fluctuate in response to both equity and fixed income market movements.

The Adviser believes that an approximately 60% exposure to equities is an appropriate target for long-term investors seeking a strategy that provides sufficient exposure (greater than 50%) to equities that enhances the opportunity for higher long-term returns traditionally available in the equity markets, but also provides the mitigating risk impact of a significant exposure to fixed income securities.  Therefore, the Portfolio will have more long-term equity exposure than the Lifestyle ETF Market Strategy Conservative Portfolio but less long-term equity exposure than the Lifestyle ETF Market Strategy Aggressive Portfolio.

A shareholder in the Portfolio could invest directly in these ETFs and not incur the direct operating expenses of the Portfolio, although they would incur the cost of the underlying ETFs, including any brokerage commissions.  The objective of the Portfolio is for the shareholder to benefit from the manager’s evaluation of the market and allocation of the basket of ETFs.

The Portfolio will treat each ETF as an investment company for purposes of determining diversification requirements of Section 5 of the Investment Company Act of 1940.  Based on the broad-based index ETFs that will be included in the Portfolio, the Portfolio will be a diversified fund.

The Portfolio normally will allocate a portion of its assets in ETFs composed of fixed income securities rated below investment grade.  Securities rated below investment grade are defined as having a rating below Baa by Moody's and below BBB by Standard & Poor's (See Appendix A:  Ratings - Corporate Bond Ratings).

Absent an ETF that meets the Portfolio’s objectives, the Portfolio will allocate this portion to a different type of Acquired Fund with similar objectives, including the High Yield Bond Fund of Summit Mutual Funds, Inc.

In order to preserve capital during periods of significant uncertainty, the Portfolio may temporarily invest up to 100% of its assets in government securities, money market instruments or other fixed-income securities or retain larger than usual amounts of cash or cash equivalents.

Primary Risks

An investment in the Portfolio entails investment risk, including possible loss of the principal amount invested.  The Portfolio’s primary risks include:

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Fund of Funds and ETF Risk:  Because the Portfolio invests primarily in ETFs, the value of your investment will fluctuate in response to the performance of the ETFs. In addition, investing through the Portfolio in ETFs involves additional expenses that would not arise if you invested directly in the ETFs that the Portfolio owns. By investing indirectly in ETFs through the Portfolio, you will bear not only your proportionate share of the Portfolio's expenses (including operating costs, investment advisory and administrative fees), but also, indirectly, similar expenses and charges of the ETFs.  Additionally, the Portfolio will incur trading costs such as brokerage commissions that will lower the total return performance.

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Market Risk:  The Portfolio's total return, like stock and bond prices generally, will fluctuate within a wide range in response to market trends, so a share of the Portfolio could drop in value over short or even long periods.  Investment markets tend to move in cycles, with periods of rising prices and periods of falling prices. The Portfolio will generally be composed of an allocation of ETFs that invest in various investment classes and market sectors.  If the Adviser does not accurately predict changing market conditions and other economic factors, the Portfolio’s assets might be allocated in a manner that is disadvantageous. As with any mutual fund, loss of money is a risk of investing in the Portfolio.

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Correlation Risk:  Because the Portfolio has expenses, and the underlying ETFs also have expenses, the Portfolio may be unable to replicate precisely the performance of the underlying indices represented by the basket of ETFs.  While the Portfolio remains small, it may have a greater risk that its performance will not match that of the underlying indices’ results.

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Derivatives Risk:  The Portfolio may invest in stock and bond futures and options, and stock index futures and options. The Portfolio will not use these investments for speculative purposes or as leveraged investments that might exaggerate gains or losses. The Portfolio will invest in derivatives to meet shareholder redemptions, to gain exposure to various markets or to change the characteristics of the portfolio without adding leverage. The principal risk of derivatives used in this context is that returns on a derivative instrument might not be highly correlated and might be higher or lower than those of  the security or securities for which it is being used as a substitute.  Futures may trade at prices above or below those of the underlying securities for a number of reasons, including daily limits imposed by the futures exchange.

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Indexing Risk:  The net asset value of the Portfolio may be disproportionately affected by short and long-term changes in the characteristics of the ETFs and the underlying companies composing them whose securities make up the ETFs’ benchmark indices, the general performance of such companies, modifications in the criteria for companies selected to make up the index, suspension or termination of the operation of an index, and the activities of issuers whose market capitalization represents a disproportionate amount of the total market capitalization of an index.  In addition, because each of these ETFs seeks to track the performance of its benchmark index, each ETF will pursue this investment objective regardless of the investment performance of the benchmark index and without regard to the availability of potentially more attractive investments, subject to its temporary defensive investment authority.

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Foreign Investment Risk:  Foreign markets may exhibit periods of higher volatility than those in the United States. Trading on many foreign exchanges can be more difficult, and costly, than trading in the United States. Taxes can also be imposed by foreign governments.

Foreign governments have occasionally limited the outflows of capital or profits to investors abroad, and political developments may impact the prices of foreign securities.

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Financial reporting and accounting standards for companies in many foreign markets differ from those of the United States and may present an incomplete picture of a foreign company.

Generally, foreign exchanges are smaller and less liquid than U.S. markets. Stocks that trade infrequently, or in lower volumes, can be more difficult or costly to buy or sell. Relatively small transactions can have a disproportionately large effect on the price of stocks. In some situations, it may be impossible to sell a stock in an orderly fashion.

In many foreign jurisdictions there is less government regulation of securities markets, companies, and securities than domestically. The resulting lack of full disclosure and conformity to standards can cause uncertainty and generally increases risks in foreign investing.

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Temporary Defensive Risk:  The Portfolio may execute its temporary investment strategy during periods of uncertainty.    The reasons for the uncertainty may include, but not be limited to, market reaction to a significant event, such as a natural disaster or other economic or political turmoil, or management's reaction to a significant event within the Portfolio, such as a pending material change in net assets resulting from the loss of a large client. The duration of such an event may be brief or last for an extended period of time until the Portfolio Manager believes that it is appropriate to resume the Portfolio's long-term investment strategies.  During such a temporary defensive period, the Portfolio likely will not achieve its long-term objective.  Its temporary objective will be to preserve capital.

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Interest Rate Risk:  Interest rate risk is the potential for fluctuation in bond prices due to changing interest rates.  Bond prices generally fall when interest rates rise. Furthermore, the price of bonds with a longer maturity generally fluctuates more than bonds with a shorter maturity.  To compensate investors for larger fluctuations, longer maturity bonds usually offer higher yields than shorter maturity bonds.  Interest rate risk is a risk inherent in all bonds, regardless of credit quality. Since the Portfolio will invest in ETFs that maintain an intermediate-term weighted average life, the interest rate risk of the Portfolio is generally expected to be moderate.

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Credit Risk:  Credit risk is the risk that an issuer of a security will be unable to make payments of principal and/or interest on a security held by an underlying ETF in the Portfolio.  When an issuer fails to make a scheduled payment of principal or interest on a security, or violates other terms and agreements of a security, the issuer and security are in default.  A default by the issuer of a security generally has a severe negative effect on the market value of that security.

The credit risk of the Portfolio is a function of the credit quality of its underlying securities.  The average credit quality of the Portfolio's fixed income component is expected to be high and therefore the credit risk generally should be low.  However, certain individual securities (including investment grade fixed income securities) held by the Portfolio or by an ETF may have substantial credit risk and their credit quality may be downgraded or the issuer could default unexpectedly, resulting in a loss of value to the Portfolio.

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High Yield Risk:  The Portfolio normally will allocate a portion of its assets to ETFs composed of fixed income securities rated below investment grade.  These securities have a greater degree of credit risk than investment grade securities.  Securities rated below investment grade are defined as having a rating below Baa by Moody's and below BBB by Standard & Poor's (See Appendix A:  Ratings - Corporate Bond Ratings).

Bar Chart and Performance Table

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The bar chart and table below provide an indication of the risk of investing in the Lifestyle ETF Market Strategy Target Portfolio.  The bar chart shows how the Portfolio's annual performance has varied from year to year since its inception.  The table shows how the Portfolio's average annual returns for one year and since inception compare with those of the S&P 500 Index and the Lehman Brothers Aggregate Bond Index and a customized Index comprised of 60% S&P 500 and 40% Lehman Bond Index.  Absent fee waivers and reimbursement of expenses, total returns would have been lower.  The Portfolio's returns are net of its expenses, but do not reflect the additional fees and expenses of your variable annuity or variable life insurance contract.  If those contract fees and expenses were included, the returns would be lower.  Keep in mind that the Portfolio's past performance does not indicate how it will perform in the future.

During the period shown in the bar chart, the highest return for a calendar quarter was 3.30% (quarter ending 06/30/07) and the lowest return for a quarter was -1.50% (quarter ending 12/31/07).

Average Annual Total Returns for  Periods Ended December 31, 2007

	1 Year	Since Inception*
Lifestyle ETF Market Strategy Target Portfolio	5.58%	5.20%
S&P 500 Index	5.49%	4.98%
Lehman Brothers Aggregate Bond Index	6.97%	6.90%
Blended Benchmark	6.22%	5.74%

*  December 28, 2006

LIFESTYLE ETF MARKET STRATEGY AGGRESSIVE PORTFOLIO

Investment Objective

The Lifestyle ETF Market Strategy Aggressive Portfolio seeks primarily to provide capital growth and secondarily investment income, while managing risk levels to a more aggressive level as compared to the Lifestyle ETF Market Strategy Target Portfolio, by investing primarily in a portfolio of various exchange traded funds (ETFs) representing different market exposures.

Investment Strategies

The Portfolio is a "fund of funds" that pursues its investment objective through asset allocation and fund selection. Under normal market conditions, substantially all of the value of the Portfolio’s total assets will

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be invested in exchange traded mutual funds (ETF) and U.S. Treasury Bills. An ETF is a type of investment company whose investment objective typically is to match the returns of a particular market index.  ETFs are traded on a securities exchange (such as the American Stock Exchange) at prices quoted by the exchange throughout its trading day. The Portfolio generally expects to invest in ETF shares that are traded on an exchange (as opposed to creation units that are formed by contributing a basket of securities composing the related index to the ETF manager). Consequently the Portfolio will incur trading costs such as brokerage commissions that will lower the total return performance of the Portfolio.

The Portfolio expects to invest in seven to ten ETFs with at least one ETF utilized for the planned exposure to each market sector.  The ETFs in which the Portfolio invests currently include, but are not limited to, those whose investment objectives are to match the following market sectors and indices:

Market Sector	Index
DOMESTIC STOCKS
Large Capitalization Value	S&P 500/Citigroup Value Index
Large Capitalization Growth	S&P 500/Citigroup Growth Index
Mid Capitalization	S&P MidCap 400 Index
Small Capitalization	Russell 2000 Index
Real Estate	MSCI REIT Index
INTERNATIONAL STOCKS
Developed Market	Morgan Stanley Capital International EAFE Index
Emerging Market	MSCI Select Emerging Markets Free Index
FIXED INCOME SECURITIES
Investment Grade	Lehman Brothers Aggregate Bond Index
Inflation Protected Securities	Lehman U.S. TIPS Index
High Yield	iBoxx $ Liquid High Yield Index

The percentage allocation to each of these sectors will depend on the Adviser’s evaluation of market conditions for domestic and foreign equity and fixed income marketplaces. The Adviser may also allocate a portion of the assets to common stocks, futures contracts, grantor trusts, REITS - real estate investment trusts, or other types of investment companies, such as open-end mutual funds, unit investment trusts and closed-end funds (collectively with ETFs, the  “Acquired Funds”).  Under normal market conditions, the Adviser expects to allocate investments in the following target ranges:

Asset Class	Minimum Allocation	Maximum Allocation
Domestic Stocks	50%	80%
International Stocks	10%	30%
Fixed Income Securities	10%	30%
Cash and Cash Equivalents	0%	10%

The Adviser intends to dynamically manage the allocation by reviewing, on an on-going basis, the makeup of the portfolio and current market conditions.  The sector weightings in each asset class will change based on the Adviser’s analysis and consideration of many factors, including but not limited to current economic conditions, market conditions for each sector, expected future returns of each sector, and volatility and risk in the marketplace. The portfolio management team draws on each member’s background and experience when setting or changing the sector allocation of the Portfolio.

Over the long-term for a complete market cycle, the Portfolio’s equity exposure will average approximately 80% of the Portfolio’s assets.  During the same period, the Portfolio will invest a moderate

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percentage in ETFs that track fixed income markets. Therefore, the value of your investment will fluctuate in response to both equity and fixed income market movements.  The Portfolio’s risk will fluctuate depending on the Adviser’s allocation of portfolio assets in various ETF funds and the resulting relative exposure to various investment asset classes and sectors.  In general, equity securities exhibit greater volatility, or risk, over time than debt securities and money market securities.  Therefore, funds with high equity weightings generally exhibit more volatility over time than funds with higher allocations to fixed income securities.

Compared to the 60% long-term average equity exposure for the Lifestyle ETF Market Strategy Target Portfolio and the 40% long-term average equity exposure for the Lifestyle ETF Market Strategy Conservative Portfolio, the greater exposure to equity sectors and the lower exposure to fixed income sectors will provide the opportunity for the Adviser to manage the relative risk level of the Portfolio to a more aggressive level over the long term.

A shareholder in the Portfolio could invest directly in these ETFs and not incur the direct operating expenses of the Portfolio, although they would incur the cost of the underlying ETFs, including any brokerage commissions.  The objective of the Portfolio is for the shareholder to benefit from the manager’s evaluation of the market and allocation of the basket of ETFs.

The Portfolio will treat each ETF as an investment company for purposes of determining diversification requirements of Section 5 of the Investment Company Act of 1940.  Based on the broad-based index ETFs that will be included in the Portfolio, the Portfolio will be a diversified fund.

The Portfolio normally will allocate a portion of its assets in ETFs composed of fixed income securities rated below investment grade.  Securities rated below investment grade are defined as having a rating below Baa by Moody's and below BBB by Standard & Poor's (See Appendix A:  Ratings - Corporate Bond Ratings).

Absent an ETF that meets the Portfolio’s objectives, the Portfolio will allocate this portion to a different type of Acquired Fund with similar objectives, including the High Yield Bond Fund of Summit Mutual Funds, Inc.

In order to preserve capital during periods of significant uncertainty, the Portfolio may temporarily invest up to 100% of its assets in government securities, money market instruments or other fixed-income securities or retain larger than usual amounts of cash or cash equivalents.

Primary Risks

An investment in the Portfolio entails investment risk, including possible loss of the principal amount invested.  The Portfolio’s primary risks include:

„

Fund of Funds and ETF Risk:  Because the Portfolio invests primarily in ETFs, the value of your investment will fluctuate in response to the performance of the ETFs. In addition, investing through the Portfolio in ETFs involves additional expenses that would not arise if you invested directly in the ETFs that the Portfolio owns. By investing indirectly in ETFs through the Portfolio, you will bear not only your proportionate share of the Portfolio's expenses (including operating costs, investment advisory and administrative fees), but also, indirectly, similar expenses and charges of the ETFs, including any commissions.  Additionally, the Portfolio will incur trading costs such as brokerage commissions that will lower the total return performance.

„

Market Risk:  The Portfolio's total return, like stock and bond prices generally, will fluctuate within a wide range in response to market trends, so a share of the Portfolio could drop in value over short

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or even long periods.  Investment markets tend to move in cycles, with periods of rising prices and periods of falling prices. The Portfolio will generally be composed of an allocation of ETFs that invest in various investment classes and market sectors.  If the Adviser does not accurately predict changing market conditions and other economic factors, the Portfolio’s assets might be allocated in a manner that is disadvantageous. As with any mutual fund, loss of money is a risk of investing in the Portfolio.    Since the Portfolio plans to have a greater exposure to equity market sectors than the Lifestyle ETF Market Strategy Target Portfolio, it is expected that the Portfolio will have higher relative market risk.

„

Correlation Risk:  Because the Portfolio has expenses, and the underlying ETFs also have expenses, the Portfolio may be unable to replicate precisely the performance of the underlying indices represented by the basket of ETFs.  While the Portfolio remains small, it may have a greater risk that its performance will not match that of the underlying indices’ results.

„

Derivatives Risk:  The Portfolio may invest in stock and bond futures and options, and stock index futures and options. The Portfolio will not use these investments for speculative purposes or as leveraged investments that might exaggerate gains or losses. The Portfolio will invest in derivatives to meet shareholder redemptions, to gain exposure to various markets or to change the characteristics of the portfolio without adding leverage. The principal risk of derivatives used in this context is that returns on a derivative instrument might not be highly correlated and might be higher or lower than those of  the security or securities for which it is being used as a substitute.  Futures may trade at prices above or below those of the underlying securities for a number of reasons, including daily limits imposed by the futures exchange.

„

Indexing Risk:  The net asset value of the Portfolio may be disproportionately affected by short and long-term changes in the characteristics of the ETFs and the underlying companies composing them whose securities make up the ETFs’ benchmark indices, the general performance of such companies, modifications in the criteria for companies selected to make up the index, suspension or termination of the operation of an index, and the activities of issuers whose market capitalization represents a disproportionate amount of the total market capitalization of an index.  In addition, because each of these ETFs seeks to track the performance of its benchmark index, each ETF will pursue this investment objective regardless of the investment performance of the benchmark index and without regard to the availability of potentially more attractive investments, subject to its temporary defensive investment authority.

„

Foreign Investment Risk:  Foreign markets may exhibit periods of higher volatility than those in the United States. Trading on many foreign exchanges can be more difficult, and costly, than trading in the United States. Taxes can also be imposed by foreign governments.

Foreign governments have occasionally limited the outflows of capital or profits to investors abroad, and political developments may impact the prices of foreign securities.

Financial reporting and accounting standards for companies in many foreign markets differ from those of the United States and may present an incomplete picture of a foreign company.

Generally, foreign exchanges are smaller and less liquid than U.S. markets. Stocks that trade infrequently, or in lower volumes, can be more difficult or costly to buy or sell. Relatively small transactions can have a disproportionately large effect on the price of stocks. In some situations, it may be impossible to sell a stock in an orderly fashion.

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In many foreign jurisdictions there is less government regulation of securities markets, companies, and securities than domestically. The resulting lack of full disclosure and conformity to standards can cause uncertainty and generally increases risks in foreign investing.

„

Temporary Defensive Risk:  The Portfolio may execute its temporary investment strategy during periods of uncertainty.  The reasons for the uncertainty may include, but not be limited to, market reaction to a significant event, such as a natural disaster or other economic or political turmoil, or management's reaction to a significant event within the Portfolio, such as a pending material change in net assets resulting from the loss of a large client. The duration of such an event may be brief or last for an extended period of time until the Portfolio Manager believes that it is appropriate to resume the Portfolio's long-term investment strategies.  During such a temporary defensive period, the Portfolio likely will not achieve its long-term objective.  Its temporary objective will be to preserve capital.

„

Interest Rate Risk:  Interest rate risk is the potential for fluctuation in bond prices due to changing interest rates.  Bond prices generally fall when interest rates rise. Furthermore, the price of bonds with a longer maturity generally fluctuates more than bonds with a shorter maturity.  To compensate investors for larger fluctuations, longer maturity bonds usually offer higher yields than shorter maturity bonds.  Interest rate risk is a risk inherent in all bonds, regardless of credit quality. Since the Portfolio will invest in ETFs that maintain an intermediate-term weighted average life, the interest rate risk of the Portfolio is generally expected to be moderate.  However, since the Portfolio plans to have less exposure to fixed income market sectors than the Lifestyle ETF Market Strategy Target Portfolio, it is expected that the Portfolio will have lower relative interest rate risk.

„

Credit Risk:  Credit risk is the risk that an issuer of a security will be unable to make payments of principal and/or interest on a security held by an underlying ETF in the Portfolio.  When an issuer fails to make a scheduled payment of principal or interest on a security, or violates other terms and agreements of a security, the issuer and security are in default.  A default by the issuer of a security generally has a severe negative effect on the market value of that security.

The credit risk of the Portfolio is a function of the credit quality of its underlying securities.  The average credit quality of the Portfolio's fixed income component is expected to be high and therefore the credit risk generally should be low.  However, certain individual securities (including investment grade fixed income securities) held by the Portfolio or by an ETF may have substantial credit risk and their credit quality may be downgraded or the issuer could default unexpectedly, resulting in a loss of value to the Portfolio.  Since the Portfolio plans to have less exposure to fixed income market sectors than the Lifestyle ETF Market Strategy Target Portfolio, it is expected that the Portfolio will have lower relative credit risk.

„

High Yield Risk:  The Portfolio normally will invest a portion of its assets in ETFs composed of fixed income securities rated below investment grade. These securities have a greater degree of credit risk than investment grade securities.  Securities rated below investment grade are defined as having a rating below Baa by Moody's and below BBB by Standard & Poor's (See Appendix A:  Ratings - Corporate Bond Ratings).

Bar Chart and Performance Table

The bar chart and table below provide an indication of the risk of investing in the Lifestyle ETF Market Strategy Aggressive Portfolio.  The bar chart shows how the Portfolio's annual performance has varied from year to year since its inception.  The table shows how the Portfolio's average annual returns for one year and since inception compare with those of the S&P 500 Index and the Lehman Brothers Aggregate Bond Index and a customized Index comprised of 80% S&P 500 and 20% Lehman Bond Index.  Absent

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fee waivers and reimbursement of expenses, total returns would have been lower.  The Portfolio's returns are net of its expenses, but do not reflect the additional fees and expenses of your variable annuity or variable life insurance contract.  If those contract fees and expenses were included, the returns would be lower.  Keep in mind that the Portfolio's past performance does not indicate how it will perform in the future.

During the period shown in the bar chart, the highest return for a calendar quarter was 4.14% (quarter ending 06/30/07) and the lowest return for a quarter was -2.79% (quarter ending 12/31/07).

Average Annual Total Returns for  Periods Ended December 31, 2007

	1 Year	Since Inception*
Lifestyle ETF Market Strategy Aggressive Portfolio	5.00%	4.52%
S&P 500 Index	5.49%	4.98%
Lehman Brothers Aggregate Bond Index	6.97%	6.90%
Blended Benchmark	5.88%	5.31%

*  December 28, 2006

LIFESTYLE ETF MARKET STRATEGY CONSERVATIVE PORTFOLIO

Investment Objective

The Lifestyle ETF Market Strategy Conservative Portfolio seeks primarily to provide capital growth and secondarily investment income, while managing risk levels to a more conservative level as compared to the Lifestyle ETF Market Strategy Target Portfolio, by investing primarily in a portfolio of various exchange traded funds (ETFs) representing different market exposures.

Investment Strategies

The Portfolio is a "fund of funds" that pursues its investment objective through asset allocation and fund selection. Under normal market conditions, substantially all of the value of the Portfolio’s total assets will be invested in exchange traded mutual funds (ETFs) and U.S. Treasury Bills. An ETF is a type of investment company whose investment objective typically is to match the returns of a particular market index.  ETFs are traded on a securities exchange (such as the American Stock Exchange) at prices quoted by the exchange throughout its trading day. The Portfolio generally expects to invest in ETF shares that are traded on an exchange (as opposed to creation units that are formed by contributing a basket of

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securities comprising the related index to the ETF manager). Consequently the Portfolio will incur trading costs such as brokerage commissions that will lower the total return performance of the Portfolio.

The Portfolio expects to invest in seven to ten ETFs with at least one ETF utilized for the planned exposure to each market sector.  The ETFs in which the Portfolio invests currently include, but are not limited to, those whose investment objectives are to match the following market sectors and indices:

Market Sector	Index
DOMESTIC STOCKS
Large Capitalization Value	S&P 500/Citigroup Value Index
Large Capitalization Growth	S&P 500/Citigroup Growth Index
Mid Capitalization	S&P MidCap 400 Index
Small Capitalization	Russell 2000 Index
Real Estate	MSCI REIT Index
INTERNATIONAL STOCKS
Emerging Market	MSCI Select Emerging Markets Free Index
Developed Market	Morgan Stanley Capital International EAFE Index
FIXED INCOME SECURITIES
Investment Grade	Lehman Brothers Aggregate Bond Index
Inflation Protected Securities	Lehman U.S. TIPS Index
High Yield	iBoxx $ Liquid High Yield Index

The percentage allocation to each of these sectors will depend on the Adviser’s evaluation of market conditions for domestic and foreign equity and fixed income marketplaces. The Adviser may also allocate a portion of the assets to common stocks, futures contracts, grantor trusts, REITS - real estate investment trusts and closed-end funds (collectively with ETFs, the  “Acquired Funds”). Under normal market conditions, the Adviser expects to allocate investments in the following target ranges:

Asset Class	Minimum Allocation	Maximum Allocation
Domestic Stocks	20%	50%
International Stocks	5%	15%
Fixed Income Securities	30%	70%
Cash and Cash Equivalents	5%	20%

The Adviser intends to dynamically manage the allocation by reviewing, on an on-going basis, the makeup of the portfolio and current market conditions.  The sector weightings in each asset class will change based on the Adviser’s analysis and consideration of many factors, including but not limited to current economic conditions, market conditions for each sector, expected future returns of each sector, and volatility and risk in the marketplace. The portfolio management team draws on each member’s background and experience when setting or changing the sector allocation of the Portfolio.

Over the long-term for a complete market cycle, the Portfolio’s equity exposure will average approximately 40% of the Portfolio’s assets.  During the same period, the Portfolio will invest a substantial percentage in ETFs that track fixed income markets. Therefore, the value of your investment will fluctuate in response to both equity and fixed income market movements.  The Portfolio’s risk will fluctuate depending on the Adviser’s allocation of portfolio assets in various ETF funds and the resulting relative exposure to various investment asset classes and sectors.  In general, equity securities exhibit greater volatility, or risk, over time than debt securities and money market securities.  Therefore, funds with high equity weightings generally exhibit more volatility over time than funds with higher allocations to fixed income securities.

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Compared to the 60% long-term average equity exposure expected for the Lifestyle ETF Market Strategy Target Portfolio and the 80% long-term average equity exposure for the Lifestyle ETF Market Strategy Aggressive Portfolio, the lower exposure to equity sectors and the higher exposure to fixed income sectors will provide the opportunity for the Adviser to manage the relative risk level of the Portfolio to a more conservative level over the long term.

A shareholder in the Portfolio could invest directly in these ETFs and not incur the direct operating expenses of the Portfolio, although they would incur the cost of the underlying ETFs, including any brokerage commissions.  The objective of the Portfolio is for the shareholder to benefit from the manager’s evaluation of the market and allocation of the basket of ETFs.

The Portfolio will treat each ETF as an investment company for purposes of determining diversification requirements of Section 5 of the Investment Company Act of 1940.  Based on the broad-based index ETFs that will be included in the Portfolio, the Portfolio will be a diversified fund.

The Portfolio normally will allocate a portion of its assets in ETFs composed of fixed income securities rated below investment grade.  Securities rated below investment grade are defined as having a rating below Baa by Moody's and below BBB by Standard & Poor's (See Appendix A:  Ratings - Corporate Bond Ratings).

Absent an ETF that meets the Portfolio’s objectives, the Portfolio will allocate this portion to a different type of Acquired Fund with similar objectives, including the High Yield Bond Fund of Summit Mutual Funds, Inc.

In order to preserve capital during periods of significant uncertainty, the Portfolio may temporarily invest up to 100% of its assets in government securities, money market instruments or other fixed-income securities or retain larger than usual amounts of cash or cash equivalents.

Primary Risks

An investment in the Portfolio entails investment risk, including possible loss of the principal amount invested.  The Portfolio’s primary risks include:

„

Fund of Funds and ETF Risk:  Because the Portfolio invests primarily in ETFs, the value of your investment will fluctuate in response to the performance of the ETFs. In addition, investing through the Portfolio in ETFs involves additional expenses that would not arise if you invested directly in the ETFs that the Portfolio owns. By investing indirectly in ETFs through the Portfolio, you will bear not only your proportionate share of the Portfolio's expenses (including operating costs, investment advisory and administrative fees), but also, indirectly, similar expenses and charges of the ETFs, including any commissions.  Additionally, the Portfolio will incur trading costs such as brokerage commissions that will lower the total return performance.

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„

Market Risk:  The Portfolio's total return, like stock and bond prices generally, will fluctuate within a wide range in response to market trends, so a share of the Portfolio could drop in value over short or even long periods.  Investment markets tend to move in cycles, with periods of rising prices and periods of falling prices. The Portfolio will generally be composed of an allocation of ETFs that invest in various investment classes and market sectors.  If the Adviser does not accurately predict changing market conditions and other economic factors, the Portfolio’s assets might be allocated in a manner that is disadvantageous. As with any mutual fund, loss of money is a risk of investing in the Portfolio.  Since the Portfolio plans to have a lower exposure to equity market sectors than the Lifestyle ETF Market Strategy Target Portfolio, it is expected that the Portfolio will have lower relative market risk.

„

Correlation Risk:  Because the Portfolio has expenses, and the underlying ETFs also have expenses, the Portfolio may be unable to replicate precisely the performance of the underlying indices represented by the basket of ETFs.  While the Portfolio remains small, it may have a greater risk that its performance will not match that of the underlying indices’ results.

„

Derivatives Risk:  The Portfolio may invest in stock and bond futures and options, and stock index futures and options. The Portfolio will not use these investments for speculative purposes or as leveraged investments that might exaggerate gains or losses. The Portfolio will invest in derivatives to meet shareholder redemptions, to gain exposure to various markets or to change the characteristics of the portfolio without adding leverage. The principal risk of derivatives used in this context is that returns on a derivative instrument might not be highly correlated and might be higher or lower than those of  the security or securities for which it is being used as a substitute.  Futures may trade at prices above or below those of the underlying securities for a number of reasons, including daily limits imposed by the futures exchange.

„

Indexing Risk:  The net asset value of the Portfolio may be disproportionately affected by short and long-term changes in the characteristics of the ETFs and the underlying companies composing them whose securities make up the ETFs’ benchmark indices, the general performance of such companies, modifications in the criteria for companies selected to make up the index, suspension or termination of the operation of an index, and the activities of issuers whose market capitalization represents a disproportionate amount of the total market capitalization of an index.  In addition, because each of these ETFs seeks to track the performance of its benchmark index, each ETF will pursue this investment objective regardless of the investment performance of the benchmark index and without regard to the availability of potentially more attractive investments, subject to its temporary defensive investment authority.

„

Foreign Investment Risk:  Foreign markets may exhibit periods of higher volatility than those in the United States. Trading on many foreign exchanges can be more difficult, and costly, than trading in the United States. Taxes can also be imposed by foreign governments.

Foreign governments have occasionally limited the outflows of capital or profits to investors abroad, and political developments may impact the prices of foreign securities.

Financial reporting and accounting standards for companies in many foreign markets differ from those of the United States and may present an incomplete picture of a foreign company.

Generally, foreign exchanges are smaller and less liquid than U.S. markets. Stocks that trade infrequently, or in lower volumes, can be more difficult or costly to buy or sell. Relatively small transactions can have a disproportionately large effect on the price of stocks. In some situations, it may be impossible to sell a stock in an orderly fashion.

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In many foreign jurisdictions there is less government regulation of securities markets, companies, and securities than domestically. The resulting lack of full disclosure and conformity to standards can cause uncertainty and generally increases risks in foreign investing.

„

Temporary Defensive Risk:  The Portfolio may execute its temporary investment strategy during periods of uncertainty.  The reasons for the uncertainty may include, but not be limited to, market reaction to a significant event, such as a natural disaster or other economic or political turmoil, or management's reaction to a significant event within the Portfolio, such as a pending material change in net assets resulting from the loss of a large client. The duration of such an event may be brief or last for an extended period of time until the Portfolio Manager believes that it is appropriate to resume the Portfolio's long-term investment strategies.  During such a temporary defensive period, the Portfolio likely will not achieve its long-term objective.  Its temporary objective will be to preserve capital.

„

Interest Rate Risk:  Interest rate risk is the potential for fluctuation in bond prices due to changing interest rates.  Bond prices generally fall when interest rates rise. Furthermore, the price of bonds with a longer maturity generally fluctuates more than bonds with a shorter maturity.  To compensate investors for larger fluctuations, longer maturity bonds usually offer higher yields than shorter maturity bonds.  Interest rate risk is a risk inherent in all bonds, regardless of credit quality. Since the Portfolio will invest in ETFs that maintain an intermediate-term weighted average life, the interest rate risk of the Portfolio is generally expected to be moderate.  However, since the Portfolio plans to have a greater exposure to fixed income market sectors than the Lifestyle ETF Market Strategy Target Portfolio, it is expected that the Portfolio will have higher relative interest rate risk.

„

Credit Risk:  Credit risk is the risk that an issuer of a security will be unable to make payments of principal and/or interest on a security held by an underlying ETF in the Portfolio.  When an issuer fails to make a scheduled payment of principal or interest on a security, or violates other terms and agreements of a security, the issuer and security are in default.  A default by the issuer of a security generally has a severe negative effect on the market value of that security.

The credit risk of the Portfolio is a function of the credit quality of its underlying securities.  The average credit quality of the Portfolio's fixed income component is expected to be high and therefore the credit risk generally should be low.  However, certain individual securities (including investment grade fixed income securities) held by the Portfolio or by an ETF may have substantial credit risk and their credit quality may be downgraded or the issuer could default unexpectedly, resulting in a loss of value to the Portfolio.  Since the Portfolio plans to have a greater exposure to fixed income market sectors than the Lifestyle ETF Market Strategy Target Portfolio, it is expected that the Portfolio will have higher relative credit risk.

„

High Yield Risk:  The Portfolio normally will invest a portion of its assets in ETFs composed of fixed income securities rated below investment grade. These securities have a greater degree of credit risk than investment grade securities.  Securities rated below investment grade are defined as having a rating below Baa by Moody's and below BBB by Standard & Poor's (See Appendix A:  Ratings - Corporate Bond Ratings).

Bar Chart and Performance Table

The bar chart and table below provide an indication of the risk of investing in the Lifestyle ETF Market Strategy Conservative Portfolio.  The bar chart shows how the Portfolio's annual performance has varied from year to year since its inception.  The table shows how the Portfolio's average annual returns for one

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year and since inception compare with those of the S&P 500 Index and the Lehman Brothers Aggregate Bond Index and a customized Index comprised of 40% S&P 500 and 60% Lehman Bond Index.  Absent fee waivers and reimbursement of expenses, total returns would have been lower.  The Portfolio's returns are net of its expenses, but do not reflect the additional fees and expenses of your variable annuity or variable life insurance contract.  If those contract fees and expenses were included, the returns would be lower.  Keep in mind that the Portfolio's past performance does not indicate how it will perform in the future.

During the period shown in the bar chart, the highest return for a calendar quarter was 2.32% (quarter ending 09/30/07) and the lowest return for a quarter was 0.04% (quarter ending 12/31/07).

Average Annual Total Returns for  Periods Ended December 31, 2007

	1 Year	Since Inception*
Lifestyle ETF Market Strategy Target Portfolio	5.95%	5.67%
S&P 500 Index	5.49%	4.98%
Lehman Brothers Aggregate Bond Index	6.97%	6.90%
Blended Benchmark	6.52%	6.13%

*  December 28, 2006

NATURAL RESOURCES PORTFOLIO

Investment Objective

The Natural Resources Portfolio seeks primarily to provide capital growth, consistent with appropriate risk levels, by investing primarily in a portfolio of various exchange traded funds (ETFs) and exchange traded notes (ETNs) representing different natural resources exposures.

Investment Strategies

Under normal circumstances, the Portfolio will invest substantially all of its assets in ETFs and ETNs, (the “Acquired Funds and Notes”). An ETF is a type of investment company whose investment objective typically is to match the returns of a particular market index.  ETFs are traded on a securities exchange (such as the American Stock Exchange) at prices quoted by the exchange throughout its trading day. The Portfolio generally expects to invest in ETF shares that are traded on an exchange (as opposed to creation units that are formed by contributing a basket of securities comprising the related index to the ETF

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manager). Consequently the Portfolio will incur trading costs such as brokerage commissions that will lower the total return performance of the Portfolio.

An ETN is a debt security designed to provide investors access to the returns of various market benchmarks by linking the return of the security to the performance of a particular Index.

The Portfolio currently ~~expects to~~  invest s in ~~five to~~  ten Acquired Funds and Notes that track the indices below, but may modify its exposure based on market conditions:

Natural Resources Index or Commodity

➢

Deutsche Bank Liquid Commodity Index

➢

Dow Jones – AIG Commodity Index

➢

Morgan Stanley REIT Index

➢

Morgan Stanley U.S. Investable Materials Index

➢

Goldman Sachs Natural Resources Sector Index

➢

Palisades Water Index

➢

S&P Global Materials Index

➢

Dow Jones U.S. Utilities Sector Index

➢

S&P Global Utilities Sector Index

The Portfolio selects Acquired Funds and Notes that track investments in securities of natural resources companies and associated businesses, including utilities (such as gas and water). The natural resources sector can include companies that own, produce, refine, process, transport and market natural resources and companies that provide related services.  The sector includes, but is not limited to, commodities and industries such as integrated oil, oil and gas exploration, metal production. forest products, paper products, chemicals, building materials, coal, real estate and alternative energy sources.

In its selection of investments, the Portfolio seeks Acquired Funds and Notes whose underlying exposures appear to have the potential for above-average long term performance based on supply and demand of a resource and the state of the market.  These may include Acquired Funds and Notes whose underlying exposures are expected to show above-average growth over the long term as well as those exposures that appear to be undervalued.

The Portfolio may sell or reduce an Acquired Fund or Note when, in the Advisor’s opinion, there is a change in the macroeconomic outlook, technical deterioration of an underlying exposure, valuation issues, a need to rebalance the portfolio or a better opportunity elsewhere.

The Portfolio will treat each ETF as an investment company and each ETN as a security of the issuer for purposes of determining diversification requirements of Section 5 of the Investment Company Act of 1940.  Based on the planned investments in the portfolio, the Portfolio will be a non-diversified fund.

In order to preserve capital during periods of significant uncertainty, the Portfolio may temporarily invest up to 100% of its assets in government securities, money market instruments or other fixed-income securities or retain larger than usual amounts of cash or cash equivalents.

Primary Risks

An investment in the Portfolio  entails investment risk, including possible loss of the principal amount invested.  The Portfolio’s primary risks include:

„

Acquired Funds and Notes Risk:  Because the Portfolio invests primarily in ETFs and ETNs, the value of your investment will fluctuate in response to the performance of these Acquired Funds and

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Notes. In addition, investing through the Portfolio in Acquired Funds and Notes involves additional expenses that would not arise if you invested directly in the Acquired Funds and Notes that the Portfolio owns. By investing indirectly in ETFs and ETNs through the Portfolio, you will bear not only your proportionate share of the Portfolio's expenses (including operating costs, investment advisory and administrative fees), but also, indirectly, similar expenses and charges of the Acquired Funds, including any commissions.  Additionally, the Portfolio will incur trading costs such as brokerage commissions that will lower the total return performance.

„

Market Risk:  The Portfolio's total return, like those of the underlying securities, natural resources and commodities prices generally, will fluctuate within a wide range in response to market trends, so a share of the Portfolio could drop in value over short or even long periods.  Natural resource and commodity markets tend to move in cycles, with periods of rising prices and periods of falling prices. The Portfolio will generally be composed of an allocation of Acquired Funds and Notes that invest in various securities, including: common stocks, fixed income securities, structured notes, futures contracts based on commodities, among others, and commodities. As with any mutual fund, loss of money is a risk of investing in the Portfolio.

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Nondiversification Risk:  Under securities laws, the Portfolio is considered a "nondiversified investment company."  The Portfolio is, however, subject to diversification limits under federal tax law that permit it to invest more than 5%, but not more than 25%, of its assets in a single issuer with respect to up to 50% of its total assets as of the end of each of the Portfolio's tax quarters (other regulated investment companies, including most ETFs, government securities and certain other investments are excluded from these limitations).  Consequently, the Portfolio could be somewhat riskier than a more diversified fund because it has the ability to hold a larger position in a fewer number of securities, which makes the Portfolio more susceptible to a single economic, political or regulatory event. At any point in time, if following the investment strategy outlined above would put the Portfolio in jeopardy of failing to comply with the tax rules on diversification, the Portfolio intends to immediately alter its investment strategy to comply with the tax rules.  Such alteration could include reducing investment exposure, pro-rata, to those investments causing the Portfolio to be in jeopardy of violating the tax rules.

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Natural Resources Risk:  Natural Resources have historical low correlation to financial assets such as stocks and bonds.  Correspondingly, their prices respond differently to financial market and economic conditions, although both are driven by the basic forces of supply and demand.  However, because stocks and bonds are traded publicly on a secondary market, prices can quickly reflect forecasted earnings and future cash flows.  Conversely, many factors may contribute to how natural resources prices respond to market events including warehousing and delivery constraints, changes in supply and demand dynamics, and a potential lack of fungibility.  Other factors affecting natural resources prices include weather, agricultural, trade, fiscal, monetary and currency exchange processes, domestic and foreign political and economic events and policies, disease, pestilence, technological developments, and changes in interest rates.

„

Correlation Risk:  Because the Portfolio has expenses, and the Acquired Funds and Notes also have expenses, the Portfolio may be unable to replicate precisely the performance of the underlying indices represented by the basket of Acquired Funds and Notes.  While the Portfolio remains small, it may have a greater risk that its performance will not match that of the underlying Indices’ results.

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Derivatives Risk:  The Portfolio may invest in commodities futures and options, and stock index futures and options. The Portfolio will not use these investments for speculative purposes or as leveraged investments that might exaggerate gains or losses. The Portfolio will invest in derivatives  to meet shareholder redemptions, to gain exposure to various markets or to change the

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characteristics of the portfolio without adding leverage. The principal risk of derivatives used in this context is that returns on a derivative instrument might not be highly correlated and might be higher or lower than those of  the security or securities for which it is being used as a substitute.  Futures may trade at prices above or below those of the underlying securities for a number of reasons, including daily limits imposed by the futures exchange.

„

Indexing Risk:  The net asset value of the Portfolio may be disproportionately affected by short and long-term changes in the characteristics of the Acquired Funds and Notes and the underlying companies composing them whose securities make up the Acquired Funds and Notes’ benchmark indices, the general performance of such companies, modifications in the criteria for companies selected to make up the index, suspension or termination of the operation of an index, and the activities of issuers whose market capitalization represents a disproportionate amount of the total market capitalization of an index.  In addition, because each of the Acquired Funds and Notes seeks to track the performance of its benchmark index, each Acquired Fund or Note will pursue this investment objective regardless of the investment performance of the benchmark index and without regard to the availability of potentially more attractive investments, subject to its temporary defensive investment authority.

„

Foreign Investment Risk:  Foreign markets may exhibit periods of higher volatility than those in the United States. Trading on many foreign exchanges can be more difficult, and costly, than trading in the United States. Taxes can also be imposed by foreign governments.

Foreign governments have occasionally limited the outflows of capital or profits to investors abroad, and political developments may impact the prices of foreign securities.

Financial reporting and accounting standards for companies in many foreign markets differ from those of the United States and may present an incomplete picture of a foreign company.

Generally, foreign exchanges are smaller and less liquid than U.S. markets. Stocks that trade infrequently, or in lower volumes, can be more difficult or costly to buy or sell. Relatively small transactions can have a disproportionately large effect on the price of stocks. In some situations, it may be impossible to sell a stock in an orderly fashion.

In many foreign jurisdictions there is less government regulation of securities markets, companies, and securities than domestically. The resulting lack of full disclosure and conformity to standards can cause uncertainty and generally increases risks in foreign investing.

„

Temporary Defensive Risk:  The Portfolio may execute its temporary investment strategy during periods of uncertainty.  The reasons for the uncertainty may include, but not be limited to, market reaction to a significant event, such as a natural disaster or other economic or political turmoil, or management's reaction to a significant event within the Portfolio, such as a pending material change in net assets resulting from the loss of a large client. The duration of such an event may be brief or last for an extended period of time until the Portfolio Manager believes that it is appropriate to resume the Portfolio's long-term investment strategies.  During such a temporary defensive period, the Portfolio likely will not achieve its long-term objective.  Its temporary objective will be to preserve capital.

Bar Chart and Performance Table

The bar chart and table below provide an indication of the risk of investing in the Natural Resources Portfolio.  The bar chart shows how the Portfolio's annual performance has varied from year to year since its inception.  The table shows how the Portfolio's average annual returns for one year and since inception

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compare with those of the S&P 500 Index.  Absent fee waivers and reimbursement of expenses, total returns would have been lower.  The Portfolio's returns are net of its expenses, but do not reflect the additional fees and expenses of your variable annuity or variable life insurance contract.  If those contract fees and expenses were included, the returns would be lower.  Keep in mind that the Portfolio's past performance does not indicate how it will perform in the future.

During the period shown in the bar chart, the highest return for a calendar quarter was 6.36% (quarter ending 09/30/07) and the lowest return for a quarter was 3.63% (quarter ending 6/30/07).

Average Annual Total Returns for  Periods Ended December 31, 2007

	1 Year	Since Inception*
Natural Resources Portfolio	21.85%	21.60%
S&P 500 Index	5.49%	4.98%

*  December 28, 2006

INFLATION PROTECTED PLUS PORTFOLIO

Investment Objective

The Inflation Protected Plus Portfolio seeks to maximize real levels of current income consistent with reasonable investment risk, by investing primarily in inflation adjusted fixed income securities.

Investment Strategies

The Inflation Protected Plus Portfolio seeks to achieve its objective by investing under normal circumstances at least 80% of the value of its assets in inflation protected fixed income securities. These securities will normally be U.S. dollar denominated and include securities issued by the U.S. Government, its agencies and instrumentalities, as well as other entities such as foreign governments or corporations. Inflation protected or adjusted fixed income securities are structured to provide protection against inflation by adjusting the value of the bond’s principal or the interest income paid based on changes in the official inflation measures reported by the United States Bureau of Labor Statistics. Foreign inflation protected securities are adjusted using a comparable statistic issued by the respective government.

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Up to 20% of the Inflation Protected Plus Portfolio's assets may be invested in fixed income securities that are not inflation indexed, including unrated or below investment-grade bonds ("high yield" or "junk" bonds), convertible debt securities, convertible preferred and preferred stocks, or other securities.

The Portfolio generally will not directly purchase common stocks.  However, it may retain up to 10% of the value of its total assets in common stocks acquired by conversion of fixed income securities or by exercise of warrants attached thereto.  The Portfolio may invest in U.S. Treasury futures contracts, write covered call options on U.S. Treasury Securities and buy or sell options on futures contracts for such securities. A description of the corporate bond ratings assigned by Standard & Poor's and Moody's is included in Appendix A: Ratings - Corporate Bond Ratings.

In order to preserve capital during periods of significant uncertainty, the Portfolio may temporarily invest up to 100% of its assets in government securities, money market instruments or other fixed-income securities or retain larger than usual amounts of cash or cash equivalents.

Primary Risks

An investment in the Portfolio entails investment risk, including possible loss of the principal amount invested. The Portfolio's primary risks include:

„

Interest Rate Risk:  Interest rate risk is the potential for fluctuation in bond prices due to changing interest rates.  Bond prices generally fall when interest rates rise. Furthermore, the price of bonds with a longer maturity generally fluctuates more than bonds with a shorter maturity.  To compensate investors for larger fluctuations, longer maturity bonds usually offer higher yields than shorter maturity bonds.  Interest rate risk is a risk inherent in all bonds, regardless of credit quality. Since the Portfolio maintains an intermediate-term weighted average life, the interest rate risk of the Portfolio is generally expected to be moderate.

„

Credit Risk:  Credit risk is the risk that an issuer of a security will be unable to make payments of principal and/or interest on a security held by the Portfolio.  When an issuer fails to make a scheduled payment of principal or interest on a security, or violates other terms and agreements of a security, the issuer and security are in default.  A default by the issuer of a security generally has a severe negative effect on the market value of that security.  The credit risk of the Portfolio is a function of the credit quality of its underlying securities.  The average credit quality of the Portfolio is expected to be high, although certain individual securities held in the Portfolio may have substantial credit risk.  The Portfolio may invest up to 20% of its assets in securities rated below investment grade (or unrated securities of comparable quality).  Securities rated below investment grade generally have substantially more credit risk than securities rated investment grade.  Securities rated below investment grade are defined as having a rating below Baa by Moody's and below BBB by Standard & Poor's (See Appendix A:  Ratings - Corporate Bond Ratings).

„

Temporary Defensive Risk:.  The Portfolio may execute its temporary investment strategy during periods of uncertainty.   The reasons for the uncertainty may include, but not be limited to, market reaction to a significant event, such as a natural disaster or other economic or political turmoil, or management's reaction to a significant event within the Portfolio, such as a pending material change in net assets resulting from the loss of a large client.  The duration of such an event may be brief or last for an extended period of time until the Portfolio Manager believes that it is appropriate to resume the Portfolio's long-term investment strategies.  During such a temporary defensive period, the Portfolio likely will not achieve its long-term objective.  Its temporary objective will be to preserve capital.

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„

Foreign Investment Risk:  Foreign markets may exhibit periods of higher volatility than those in the United States. Trading in many foreign markets can be more difficult, and costly, than trading in the United States. Taxes can also be imposed by foreign governments.

Foreign governments have occasionally limited the outflows of capital or profits to investors abroad, and political developments may impact the prices of foreign securities.

Financial reporting and accounting standards for companies in many foreign markets differ from those of the United States and may present an incomplete picture of a foreign company.

On the whole, foreign markets are smaller and less liquid than U.S. markets. Securities that trade infrequently, or in lower volumes, can be more difficult or costly to buy or sell. Relatively small transactions can have a disproportionately large effect on the price of securities. In some situations, it may be impossible to sell the security in an orderly fashion.

In many foreign jurisdictions there is less government regulation of securities markets, companies, and securities than domestically. The resulting lack of full disclosure and conformity to standards can cause uncertainty and generally increases risks in foreign investing.

„

Income Risk:  Income risk is the risk of a decline in the Portfolio's income due to falling market interest rates. During periods of deflation, the income on inflation adjusted securities could decline.  Income risk is generally higher for portfolios with short term average maturities and lower for portfolios with long term average maturities.  Income risk is also generally higher for portfolios that are actively traded and lower for portfolios that are less actively traded.  The Portfolio maintains an intermediate average maturity and is actively traded. Therefore, income risk is generally expected to be moderate to high.

„

Prepayment Risk:  Prepayment risk is the risk that, during periods of declining interest rates, the principal of mortgage-backed securities and callable bonds will be repaid earlier than scheduled, and the Portfolio Manager will be forced to reinvest the unanticipated repayments at generally lower interest rates.  The Portfolio's exposure to mortgage-backed securities and currently callable bonds is generally expected to be low to moderate.  Therefore, the prepayment risk of the Portfolio is generally expected to be low to moderate.  Other factors, including interest rate risk and credit risk, can cause fluctuation in bond prices.

„

Derivatives Risk:  The Portfolio may invest in fixed income futures and options. The Portfolio will not use these investments for speculative purposes or as leveraged investments that might exacerbate gains or losses. The Portfolio will invest in derivatives to meet shareholder redemptions, to gain exposure to various markets or to modify the characteristics of the portfolio without adding leverage. The principal risk of derivatives used in this context is that returns on a derivative instrument might not be highly correlated and might be higher or lower than those of  the security or securities for which it is being used as a substitute.  Futures may trade at prices above or below those of the underlying securities for a number of reasons, including daily limits imposed by the futures exchange.

„

Convertible Securities Risk:  The Portfolio also may invest in convertible debt securities or convertible preferred stocks.  These securities have features of the underlying common stock as well as aspects of the primary fixed income or preferred stock security.  The principal risks associated with convertible securities are the interest rate risk and credit risk associated with the fixed income portion of the security and the market risk of the underlying equity position.

Bar Chart and Performance Table

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The bar chart and table below provide an indication of the risk of investing in the Inflation Protected Plus Portfolio.  The bar chart shows how the Portfolio's annual performance has varied from year to year since its inception.  The table shows how the Portfolio's average annual returns for one year and since inception compare with those of the Lehman U.S. TIPS Index.  Absent fee waivers and reimbursement of expenses, total returns would have been lower.  The Portfolio's returns are net of its expenses, but do not reflect the additional fees and expenses of your variable annuity or variable life insurance contract.  If those contract fees and expenses were included, the returns would be lower.  Keep in mind that the Portfolio's past performance does not indicate how it will perform in the future.

During the period shown in the bar chart, the highest return for a calendar quarter was 4.66% (quarter ending 12/31/07) and the lowest return for a quarter was -0.60% (quarter ending 6/30/07).

Average Annual Total Returns for  Periods Ended December 31, 2007

	1 Year	Since Inception*
Inflation Protected Plus Portfolio	10.80%	10.90%
Lehman U.S. TIPS Index	11.64%	11.54%

*  December 28, 2006

S&P 500 INDEX PORTFOLIO

Investment Objective

The S&P 500 Index Portfolio seeks investment results that correspond to the total return performance of U.S. common stocks, as represented by the S&P 500 Index.

Investment Strategies

The S&P 500 Index Portfolio seeks to substantially replicate the total return of the securities comprising the S&P 500 Index, taking into consideration redemptions, sales of additional shares, and other adjustments described below.  The S&P 500 Index is an unmanaged index of common stocks comprised of 500 large capitalization common stocks of U.S. companies as of December 31, 2007 that aims to include the top 75% of the value of the domestic equity markets. As of December 31, 2007, the market capitalization of the S&P 500 Index companies ranged from $711 million to $512 billion with a median level of $12.0 billion and an average level of $25.7 billion.  The S&P 500 Index is capitalization-

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weighted, meaning that companies whose securities have larger market capitalizations will contribute more to the Index’s value than companies whose securities have smaller market capitalizations.

Precise replication of the capitalization weighting of the securities in the S&P 500 Index is not feasible.  The S&P 500 Index Portfolio will attempt to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before expenses and the total return of the S&P 500 Index.  A correlation of 100% would represent perfect correlation between the Portfolio and Index performance.  The correlation of the Portfolio's performance to that of the S&P 500 Index should increase as the Portfolio grows.  There can be no assurance that the Portfolio will achieve a 95% correlation.

The S&P 500 Index Portfolio may invest in Standard & Poor's Depositary Receipts® ("SPDRs®") or other investment companies.  SPDRs® are units of beneficial interest in a unit investment trust, representing proportionate undivided interests in a portfolio of securities in substantially the same weighting as the common stocks that comprise the S&P 500 Index.

Under normal circumstances, the Portfolio will invest at least 80% of its assets in investments with economic characteristics similar to the stocks represented in the S&P 500 Index.  While not required, the Portfolio will generally sell securities that the Index manager removes from the Index.  Although the Adviser will attempt to invest and maintain as much of the Portfolio's assets as is practical in stocks included among the S&P 500 Index and futures contracts and related options under normal market conditions, a portion of the Portfolio may be invested in money market instruments pending investment or to meet redemption requests or other needs for liquid assets.  In addition, for temporary defensive purposes, the Portfolio may invest in government securities, money market instruments, or other fixed-income securities, or retain cash or cash equivalents.

Primary Risks

An investment in the Portfolio entails investment risk, including possible loss of the principal amount invested. The Portfolio's primary risks include:

„

Market Risk:  The S&P 500 Index Portfolio's total return, like stock prices generally, will fluctuate within a wide range in response to stock market trends, so a share of the Portfolio could drop in value over short or even long periods.  Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

„

Investment style Risk:  Stocks of large companies, such as many of the companies represented in the S&P 500 Index, occasionally go through cycles of doing worse (or better) than the stock markets in general or other types of investments.

„

Correlation Risk:  Because the S&P 500 Index Portfolio has expenses, and the S&P 500 Index does not, the Portfolio may be unable to replicate precisely the performance of the Index.  While the Portfolio remains small, it may have a greater risk that its performance will not match that of the Index.

„

Derivatives Risk:  The Portfolio may invest in stock futures and options, and stock index futures and options. The Portfolio will not use these investments for speculative purposes or as leveraged investments that might exacerbate gains or losses. The Portfolio will invest in derivatives  to meet shareholder redemptions,  to gain exposure to various markets or to modify the characteristics of the portfolio without adding leverage. The principal risk of derivatives used in this context is that returns on a derivative instrument might not be highly correlated and might be higher or lower than those of  the security or securities for which it is being used as a substitute.  Futures may trade at prices above or below those of the underlying securities for a number of reasons, including daily limits imposed by the futures exchange.

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„

Indexing Risk:  The net asset value of the Portfolio may be disproportionately affected by short and long-term changes in the characteristics of the companies whose securities make up the Portfolio’s benchmark index(indices), the general performance of such companies, modifications in the criteria for companies selected to make up the index, suspension or termination of the operation of the index, and the activities of issuers whose market capitalization represents a disproportionate amount of the total market capitalization of the index.  In addition, because the Portfolio seeks to track the performance of its benchmark index, the Adviser will pursue this investment objective regardless of the investment performance of the benchmark index and without regard to the availability of potentially more attractive investments, subject to the Portfolio's temporary defensive investment authority.

„

Temporary Defensive Risk:  The Portfolio may execute its temporary investment strategy during periods of uncertainty.    The reasons for the uncertainty may include, but not be limited to, market reaction to a significant event, such as a natural disaster or other economic or political turmoil, or management’s reaction to a significant event within the Portfolio, such as a pending material change in net assets resulting from of the loss of a large client.  The duration of such an event may be brief or last for an extended period of time until the Portfolio Manager believes that it is appropriate to resume the Portfolio’s long-term investment strategies.  During such a temporary defensive period, the Portfolio likely will not achieve its objective of closely matching the results of the Index. Its temporary objective will be to preserve capital.

Bar Chart and Performance Table

The bar chart and table below provide an indication of the risk of investing in the S&P 500 Index Portfolio.  The bar chart shows how the Portfolio's annual performance has varied from year to year for the past ten calendar years.  The table shows how the Portfolio's average annual returns for one year, five years and ten years compare with those of the S&P 500 Index.  Absent fee waivers and reimbursement of Portfolio expenses, total returns would have been lower. The Portfolio's returns are net of its expenses, but do not reflect the additional fees and expenses of your variable annuity or variable life insurance contract.  If those contract fees and expenses were included, the returns would be lower.  Keep in mind that the Portfolio's past performance does not indicate how it will perform in the future.

During the period shown in the bar chart, the highest return for a calendar quarter was 21.24% (quarter ending 12/31/98) and the lowest return for a quarter was -17.37% (quarter ending 09/30/02).

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Average Annual Total Returns for Periods Ended December 31, 2007

	1 Year	5 Years	10 Years
S&P 500 Index Portfolio	5.16%	12.36%	5.50%
S&P 500 Index	5.49%	12.83%	5.91%

S&P MIDCAP 400 INDEX PORTFOLIO

Investment Objective

The S&P MidCap 400 Index Portfolio seeks investment results that correspond to the total return performance of U.S. common stocks, as represented by the S&P MidCap 400 Index.

Investment Strategies

The S&P MidCap 400 Index Portfolio seeks to substantially replicate the total return of the securities comprising the S&P MidCap 400 Index, taking into consideration redemptions, sales of additional shares, and other adjustments described below.  The S&P MidCap 400 Index is an unmanaged index of common stocks comprised of 400 common stocks of mid-sized U.S. companies as of December 31, 2007 and aims to include 7% of the value of the domestic equity markets. As of December 31, 2007, the market capitalization of the S&P MidCap 400 Index companies ranged from $260 million to $12.4 billion with a median level of $2.4 billion and an average level of $2.8 billion.  The S&P MidCap 400 Index is capitalization-weighted, meaning that companies whose securities have larger market capitalizations will contribute more to the Index’s value than companies whose securities have smaller market capitalizations.

Precise replication of the capitalization weighting of the securities in the S&P MidCap 400 Index is not feasible.  The S&P MidCap 400 Index Portfolio will attempt to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before expenses and the total return of the S&P MidCap 400 Index.  A correlation of 100% would represent perfect correlation between the Portfolio and Index performance.  The correlation of the Portfolio's performance to that of the S&P MidCap 400 Index should increase as the Portfolio grows.  There can be no assurance that the Portfolio will achieve a 95% correlation.

The S&P MidCap 400 Index Portfolio may invest in Standard & Poor's MidCap Depositary Receipts® ("MidCap SPDRs®").  MidCap SPDRs® are units of beneficial interest in a unit investment trust, representing proportionate undivided interests in a portfolio of securities in substantially the same weighting as the common stocks that comprise the S&P MidCap 400 Index.

Under normal circumstances, the Portfolio will invest at least 80% of its assets in investments with economic characteristics similar to midcap stocks as represented in the S&P MidCap 400 Index.  While not required, the Portfolio will generally sell securities that the Index manager removes from the Index.  Although the Adviser will attempt to invest as much of the S&P MidCap 400 Index Portfolio's assets as is practical in stocks included among the S&P MidCap 400 Index and futures contracts and options relating thereto under normal market conditions, a portion of the Portfolio may be invested in money market instruments pending investment or to meet redemption requests or other needs for liquid assets.  In addition, for temporary defensive purposes, the Portfolio may invest in government securities, money market instruments, or other fixed-income securities, or retain cash or cash equivalents.

Primary Risks

An investment in the Portfolio entails investment risk, including possible loss of the principal amount invested. The Portfolio's primary risks include:

„

Market Risk:  The S&P MidCap 400 Index Portfolio's total return, like stock prices generally, will fluctuate within a wide range in response to stock market trends, so a share of the Portfolio could

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drop in value over short or even long periods.  Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices. While potentially offering greater opportunities for capital growth than larger, more established companies, the stocks of small- and mid-cap companies may be more volatile, especially during periods of economic uncertainty.  These companies may face less certain growth prospects, or depend heavily on a limited line of products and services or the efforts of a small number of key management personnel.  The securities of these companies may trade less frequently and in more limited volume than those of larger, more established companies.  As a result, small- and mid-cap stocks may fluctuate more in value than larger-cap stocks and funds that invest in them.

„

Investment Style Risk:  Stocks of medium sized (MidCap) companies, such as many of the companies represented in the S&P MidCap 400 Index, occasionally go through cycles of doing worse (or better) than the stock markets in general or other types of investments.

„

Correlation Risk:  Because the S&P MidCap 400 Index Portfolio has expenses, and the S&P MidCap 400 Index does not, the Portfolio may be unable to replicate precisely the performance of the Index.  While the Portfolio remains small, it may have a greater risk that its performance will not match that of the Index.

„

Derivatives Risk:  The Portfolio may invest in stock futures and options, and stock index futures and options. The Portfolio will not use these investments for speculative purposes or as leveraged investments that might exacerbate gains or losses. The Portfolio will invest in derivatives to meet shareholder redemptions,  to gain exposure to various markets or to modify the characteristics of the portfolio without adding leverage.  The principal risk of derivatives used in this context is that returns on a derivative instrument might not be highly correlated and might be higher or lower than those of  the security or securities for which it is being used as a substitute.  Futures may trade at prices above or below those of the underlying securities for a number of reasons,  including daily limits imposed by the futures exchange.

„

Indexing Risk:  The net asset value of the Portfolio may be disproportionately affected by short and long-term changes in the characteristics of the companies whose securities make up the Portfolio’s benchmark index(indices), the general performance of such companies, modifications in the criteria for companies selected to make up the index, suspension or termination of the operation of the index, and the activities of issuers whose market capitalization represents a disproportionate amount of the total market capitalization of the index.  In addition, because the Portfolio seeks to track the performance of its benchmark index, the Adviser will pursue this investment objective regardless of the investment performance of the benchmark index and without regard to the availability of potentially more attractive investments, subject to the Portfolio's temporary defensive investment authority.

„

Temporary Defensive Risk:  The Portfolio may execute its temporary investment strategy during periods of uncertainty.  .  The reasons for the uncertainty may include, but not be limited to, market reaction to a significant event, such as a natural disaster or other economic or political turmoil, or management’s reaction to a significant event within the Portfolio, such as a pending material change in net assets resulting from of the loss of a large client.  The duration of such an event may be brief or last for an extended period of time until the Portfolio Manager believes that it is appropriate to resume the Portfolio’s long-term investment strategies.  During such a temporary defensive period, the Portfolio likely will not achieve its objective of closely matching the results of the Index. Its temporary objective will be to preserve capital.

Bar Chart and Performance Table

The bar chart and table below provide an indication of the risk of investing in the Class I shares of the S&P MidCap 400 Index Portfolio.  The bar chart shows how the Portfolio's annual performance has varied from year to year since its inception.  The table shows how the Portfolio's average annual returns

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for one year, five years and since inception compare with those of the S&P MidCap 400 Index.  Absent fee waivers and reimbursement of expenses, total returns would have been lower.  The Portfolio's returns are net of its expenses, but do not reflect the additional fees and expenses of your variable annuity or variable life insurance contract.  If those contract fees and expenses were included, the returns would be lower.  Keep in mind that the Portfolio's past performance does not indicate how it will perform in the future.

During the period shown in the bar chart, the highest return for a calendar quarter was 17.78% (quarter ending 12/31/01) and the lowest return for a quarter was -16.74% (quarter ending 09/30/02).

Average Annual Total Returns for Periods Ended December 31, 2007

	1 Year	5 Years	Since Inception*
S&P MidCap 400 Index Portfolio	7.38%	15.52%	9.65%
S&P MidCap 400 Index	7.98%	16.20%	10.44%

*May 3, 1999

RUSSELL 2000 SMALL CAP INDEX PORTFOLIO

Investment Objective

The Russell 2000 Small Cap Index Portfolio seeks investment results that correspond to the investment performance of U.S. common stocks, as represented by the Russell 2000 Index.

Investment Strategies

The Russell 2000 Small Cap Index Portfolio seeks to substantially replicate the total return of the securities comprising the Russell 2000 Index, taking into consideration redemptions, sales of additional shares, and other adjustments described below.  The Russell 2000 Index is an unmanaged index of common stocks comprised of approximately 2,000 common stocks of smaller U.S. companies as of February 29, 2008 and aims to include approximately 10% of the total market capitalization of the broader Russell 3000 Index. As of December 31, 2007, the market capitalization of the Russell 2000 Index companies ranged from $25 million to $7.4 billion with a median level of $516 million and an average level of $1.3 billion.  The Russell 2000 Index is capitalization-weighted, meaning that companies whose securities have larger market capitalizations will contribute more to the Index’s value than companies whose securities have smaller market capitalizations.

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Precise replication of the capitalization weighting of the securities in the Russell 2000 Index is not feasible.  The Russell 2000 Index Portfolio will attempt to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before expenses and the total return of the Russell 2000 Index.  A correlation of 100% would represent perfect correlation between the Portfolio and Index performance.  The correlation of the Portfolio's performance to that of the Russell 2000 Index should increase as the Portfolio grows.  There can be no assurance that the Portfolio will achieve a 95% correlation.

The Russell 2000 Small Cap Index Portfolio may invest in Russell 2000 iShares®.  Russell 2000 iShares® are units of beneficial interest in a unit investment trust, representing proportionate undivided interests in a portfolio of securities in substantially the same weighting as the common stocks that comprise the Russell 2000 Index.

The Portfolio may invest in Russell 2000 Index futures contracts or options (or S&P MidCap 400 Index or S&P 500 Index futures contracts and options if, in the opinion of the Adviser, it is not practical to invest in Russell 2000 Index futures at a particular time due to liquidity or price considerations) in order to invest uncommitted cash balances, to maintain liquidity to meet shareholder redemptions, or minimize trading costs.  As a temporary investment strategy,  when the Portfolio has less than  $50 million in net assets, the Portfolio may invest up to 100% of its assets in such futures and/or options contracts.

Under normal circumstances, the Portfolio will invest at least 80% of its assets in investments with economic characteristics similar to small cap stocks as represented in the Russell 2000 Index.  While not required, the Portfolio will generally sell securities that the Index manager removes from the Index.  Although the Adviser will attempt to invest and maintain as much of the Russell 2000 Small Cap Index Portfolio's assets as is practical in stocks included among the Russell 2000 Index and futures contracts and options relating thereto under normal market conditions, a portion of the Portfolio may be invested in money market instruments pending investment or to meet redemption requests or other needs for liquid assets. The Portfolio may also temporarily invest in S&P 500 Index futures and/or S&P MidCap 400 Index futures if, in the opinion of the Adviser, it is not practical to invest in Russell 2000 Index futures at a particular time due to liquidity or price considerations.  The Portfolio may also sell covered calls on futures contracts or individual securities held in the Portfolio.  In addition, for temporary defensive purposes, the Portfolio may invest up to 100% of its assets in government securities, money market instruments, or other fixed-income securities, or retain cash or cash equivalents.

Primary Risks

An investment in the Portfolio entails investment risk, including possible loss of the principal amount invested. The Portfolio's primary risks include:

„

Market Risk:  The Russell 2000 Small Cap Index Portfolio's total return, like stock prices generally, will fluctuate within a wide range in response to stock market trends, so a share of the Portfolio could drop in value over short or even long periods.  Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.  While potentially offering greater opportunities for capital growth than larger, more established companies, the stocks of small-cap companies may be more volatile, especially during periods of economic uncertainty.  These companies may face less certain growth prospects, or depend heavily on a limited line of products and services or the efforts of a small number of key management personnel.  The securities of these companies may trade less frequently and in more limited volume than those of larger, more established companies.  As a result, small-cap stocks may fluctuate more in value than large-cap and mid-cap stocks and funds that invest in them.

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Investment style Risk:  Stocks of small capitalization companies, such as many of the companies represented in the Russell 2000 Index occasionally go through cycles of doing worse (or better) than the stock markets in general or other types of investments.

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„

Correlation Risk:  Because the Russell 2000 Small Cap Index Portfolio has expenses, and the Russell 2000 Index does not, the Portfolio may be unable to replicate precisely the performance of the Index. While the Portfolio remains small, it may have a greater risk that its performance will not match that of the Index.

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Derivatives Risk:  The Portfolio may invest in stock futures and options, and stock index futures and options. The Portfolio will not use these investments for speculative purposes or as leveraged investments that might exacerbate gains or losses. The Portfolio will invest in derivatives to meet shareholder redemptions, to gain exposure to various markets or to modify the characteristics of the portfolio without adding leverage.  The principal risk of derivatives used in this context is that returns on a derivative instrument might not be highly correlated and might be higher or lower than those of  the security or securities for which it is being used as a substitute.  Futures may trade at prices above or below those of the underlying securities for a number of reasons, including daily limits imposed by the futures exchange.

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Indexing Risk:  The net asset value of the Portfolio may be disproportionately affected by short and long-term changes in the characteristics of the companies whose securities make up the Portfolio’s benchmark index (indices), the general performance of such companies, modifications in the criteria for companies selected to make up the index, suspension or termination of the operation of the index, and the activities of issuers whose market capitalization represents a disproportionate amount of the total market capitalization of the index.  In addition, because the Portfolio seeks to track the performance of its benchmark index, the Adviser will pursue this investment objective regardless of the investment performance of the benchmark index and without regard to the availability of potentially more attractive investments, subject to the Portfolio's temporary defensive investment authority.

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Temporary Defensive Risk:  The Portfolio may execute its temporary investment strategy during periods of uncertainty.    The reasons for the uncertainty may include, but not be limited to, market reaction to a significant event, such as a natural disaster or other economic or political turmoil, or management’s reaction to a significant event within the Portfolio, such as a pending material change in net assets resulting from of the loss of a large client.  The duration of such an event may be brief or last for an extended period of time until the Portfolio Manager believes that it is appropriate to resume the Portfolio’s long-term investment strategies.  During such a temporary defensive period, the Portfolio likely will not achieve its objective of closely matching the results of the Index. Its temporary objective will be to preserve capital.

Bar Chart and Performance Table

The bar chart and table below provide an indication of the risk of investing in the Class I shares of the Russell 2000 Small Cap Index Portfolio.  The bar chart shows how the Portfolio's annual performance has varied from year to year since its inception. The table shows how the Portfolio's average annual returns for one year, five years, and since inception compare with those of the Russell 2000 Index.  Absent fee waivers and reimbursement of expenses, total returns would have been lower.  The Portfolio's returns are net of its expenses, but do not reflect the additional fees and expenses of your variable annuity or variable life insurance contract.  If those contract fees and expenses were included, the returns would be lower.  Keep in mind that the Portfolio's past performance does not indicate how it will perform in the future.

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During the period shown in the bar chart, the highest return for a calendar quarter was 23.53% (quarter ending 06/30/03) and the lowest return for a quarter was -21.65% (quarter ending 09/30/02).

Average Annual Total Returns for Periods Ended December 31, 2007

	1 Year	5 Years	Since Inception*
Russell 2000 Small Cap Index Portfolio	-2.20%	15.54%	6.80%
Russell 2000 Small Cap Index	-1.57%	16.25%	7.21%

*April 27, 2000

EAFE INTERNATIONAL INDEX PORTFOLIO

Investment Objective

The EAFE International Index Portfolio seeks investment results that correspond to the total return performance of common stocks as represented by the Morgan Stanley Capital International EAFE Index ("EAFE Index").  The EAFE Index emphasizes the stocks of companies in major markets in Europe, Australasia, and the Far East.

Investment Strategies

The Portfolio seeks to substantially replicate the total return of the securities comprising the EAFE Index, taking into consideration redemptions, sales of additional shares, and other adjustments described below.  The EAFE Index is an unmanaged index of common stocks comprised of 1,211 securities as of December 31, 2007, taken from the 21 MSCI country indices in developed foreign countries outside of North America that aims to include the top 85% of market capitalization in each industry group in each country. As of December 31, 2007, the market capitalization of the EAFE Index companies ranged from $156 million to $233 billion with a median level of $6.1 billion and an average level of $15.3 billion.  The EAFE Index is capitalization-weighted, meaning that a company whose securities have a high market capitalization will contribute more to the EAFE Index’s value than a company whose securities have a low market capitalization.

The Portfolio will invest primarily in common stocks of the companies that compose the EAFE Index. The  Portfolio may also invest in EAFE iShares®.  EAFE iShares® are units of beneficial interest in a unit investment trust, representing proportionate undivided interests in a portfolio of securities in substantially

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the same weighting as the common stocks that comprise the EAFE Index.  Additionally, the Portfolio may invest up to 20% of its assets (or 100% as a temporary strategy when the Portfolio has less than $50 million in net assets) in futures contracts and options that provide exposure to the stocks in the EAFE Index. The Portfolio may also sell covered calls on futures contracts or individual securities held in the Portfolio. The investments described in this paragraph are considered to have economic characteristics that are the same as those in the EAFE Index. The Portfolio may also add new investments in the future that it believes provide effective economic exposure to the EAFE Index.

The Portfolio will typically not hold investments in common stocks of all of the companies in the EAFE Index. The Portfolio will typically choose to hold all of the stocks that make up the largest portion of the Index’s market capitalization value in approximately the same proportion as the Index. When choosing the smaller market capitalization stocks in the EAFE Index, the Portfolio will attempt to select a sampling of stocks that will match the industry and risk characteristics of  these companies  without buying all of those stocks. This approach attempts to maximize liquidity while minimizing costs.  At such time as the Adviser believes the Portfolio has achieved sufficient size, the Adviser may attempt to fully replicate the Index. Full replication would be achieved when the Portfolio holds all of the securities in the Index in the exact weightings as the Index.

Under normal circumstances, the Portfolio will invest at least 80% of its assets in investments (described above) with economic characteristics similar to the stocks represented in the EAFE Index. While not required, the Portfolio generally will sell securities that the Index manager removes from the Index.  Although the Adviser will attempt to invest as much of the Portfolio's assets as is practical in stocks included among the EAFE Index and futures contracts and options relating thereto under normal market conditions, a portion of the Portfolio may be invested in money market instruments pending investment or to meet redemption requests or other needs for liquid assets.  In addition, for temporary defensive purposes, the Portfolio may invest in government securities, money market instruments, or other fixed-income securities, or retain cash or cash equivalents.

The Adviser may choose to invest in a foreign security indirectly by purchasing American Depositary Receipts (“ADRs”). ADRs are U.S. dollar-denominated receipts representing shares of foreign corporations. ADRs are issued by U.S. banks or trust companies and entitle the holder to all dividends and capital gains on the underlying shares. ADRs offer the exposure to the foreign security while reducing transaction, custody, and other expenses.

Primary Risks

An investment in the Portfolio entails investment risk, including possible loss of the principal amount invested. The Portfolio's primary risks include:

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Valuation Risk:  The EAFE International Index Portfolio invests most of its assets in stocks that principally trade in foreign securities markets, many of which close prior to the time as of which the Portfolio determines its net asset value per share. Because the market value of these stocks occasionally may be materially affected by events that occur after the principal securities markets in which they trade have closed, but before the Portfolio prices its shares, the Board of Directors has adopted procedures to determine the fair market value of the Portfolio's investments in this type of situation. While these procedures are intended to prevent the Portfolio from determining its net asset value per share on the basis of market quotations that may be stale, and to discourage investors from trying to take inappropriate advantage of significant changes in the market values of the Portfolio's investments after the close of foreign markets, use of fair value pricing necessarily entails a certain amount of subjective judgment. Accordingly, the fair valuations of the Portfolio's investments may be different than the prices at which the Portfolio could actually sell the investments.

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„

Market Risk:   The EAFE International Index Portfolio's total return, like stock prices generally, will fluctuate within a wide range in response to stock market trends, so a share of the Portfolio could drop in value over short or even long periods.  Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

„

Tracking Error Risk:  The Portfolio may not track the performance of the Index for the various reasons, including, but not limited to the following:

s

The Portfolio incurs administrative expenses and trading costs. The EAFE Index does not.

s

The Portfolio may not hold all of the stocks in the Index or may weight them differently than the Index.

s

The timing and magnitude of cash inflows and outflows from investors' purchases and redemptions may create balances of uninvested cash.

„

Foreign Investment Risk:  Foreign markets may exhibit periods of higher volatility than those in the United States. Trading on many foreign exchanges can be more difficult, and costly, than trading in the United States. Taxes can also be imposed by foreign governments.

Foreign governments have occasionally limited the outflows of capital or profits to investors abroad, and political developments may impact the prices of foreign securities.

Financial reporting and accounting standards for companies in many foreign markets differ from those of the United States and may present an incomplete picture of a foreign company.

Generally, foreign exchanges are smaller and less liquid than U.S. markets. Stocks that trade infrequently, or in lower volumes, can be more difficult or costly to buy or sell. Relatively small transactions can have a disproportionately large effect on the price of stocks. In some situations, it may be impossible to sell a stock in an orderly fashion.

In many foreign jurisdictions there is less government regulation of securities markets, companies, and securities than domestically.  The resulting lack of full disclosure and conformity to standards can cause uncertainty and generally increases risks in foreign investing.

„

Currency Risk:  The Portfolio invests in foreign securities denominated in foreign currencies. Thus, changes in foreign exchange rates will affect the value of the Portfolio's holdings and its shares.

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Derivatives Risk:  The Portfolio may invest in stock futures and options, and stock index futures and options. The Portfolio will not use these investments for speculative purposes or as leveraged investments that might exacerbate gains or losses. The Portfolio will invest in derivatives  to meet shareholder redemptions, to gain exposure to variousmarkets or to modify the characteristics of the portfolio without adding leverage.  The principal risk of derivatives used in this context is that returns on a derivative instrument might not be highly correlated and might be higher or lower than those of the security or securities for which it is being used as a substitute.  Futures may trade at prices above or below those of the underlying securities for a number of reasons, including daily limits imposed by the futures exchange.

„

Indexing Risk:  The net asset value of the Portfolio may be disproportionately affected by short and long-term changes in the characteristics of the companies whose securities make up the Portfolio’s benchmark index(indices), the general performance of such companies, modifications in the criteria for companies selected to make up the index, suspension or termination of the operation of the index, and the activities of issuers whose market capitalization represents a disproportionate amount of the total market capitalization of the index.  In addition, because the Portfolio seeks to

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track the performance of its benchmark index, the Adviser/subadviser will pursue this investment objective regardless of the investment performance of the benchmark index and without regard to the availability of potentially more attractive investments, subject to the Portfolio's temporary defensive investment authority.

„

Temporary Defensive Risk:  The Portfolio may execute its temporary investment strategy during periods of uncertainty.    The reasons for the uncertainty may include, but not be limited to, market reaction to a significant event, such as a natural disaster or other economic or political turmoil, or management’s reaction to a significant event within the Portfolio, such as a pending material change in net assets resulting from of the loss of a large client.  The duration of such an event may be brief or last for an extended period of time until the Portfolio Manager believes that it is appropriate to resume the Portfolio’s long-term investment strategies.  During such a temporary defensive period, the Portfolio likely will not achieve its objective of closely matching the results of the Index. Its temporary objective will be to preserve capital.

Bar Chart and Performance Table

The bar chart and table below provide an indication of the risk of investing in the Class I shares of the EAFE International Index Portfolio.  The bar chart shows how the Portfolio's annual performance has varied from year to year since its inception. The table shows how the Portfolio's average annual returns for one year and since inception compare with those of the EAFE International Index.  Absent fee waivers and reimbursement of expenses, total returns would have been lower.  The Portfolio's returns are net of its expenses, but do not reflect the additional fees and expenses of your variable annuity or variable life insurance contract.  If those contract fees and expenses were included, the returns would be lower.  Keep in mind that the Portfolio's past performance does not indicate how it will perform in the future.

During the period shown in the bar chart, the highest return for a calendar quarter was 17.95% (quarter ending 06/30/03) and the lowest return for a quarter was -8.92% (quarter ending 03/31/03).

Average Annual Total Returns for Periods Ended December 31, 2007

	1 Year	5 Years	Since Inception*
EAFE International Index Portfolio	10.10%	19.52%	18.77%
EAFE International Index	11.17%	21.59%	21.06%

*November 12, 2002

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NASDAQ-100 INDEX PORTFOLIO

Investment Objective

The Nasdaq-100 Index Portfolio seeks investment results that correspond to the investment performance of U.S. common stocks, as represented by the Nasdaq-100 Index.

Investment Strategies

The Nasdaq-100 Index Portfolio seeks to substantially replicate the total return of the securities comprising the Nasdaq-100 Index, taking into consideration redemptions, sales of additional shares, and other adjustments described below.  The NASDAQ-100 Index is an unmanaged index of common stocks comprised of 100 common stocks of the largest domestic and international non-financial companies on the broader NASDAQ Composite Index based on market capitalization. As of December 31, 2007, the market capitalization of the NASDAQ-100 Index companies ranged from $2.4 billion to $272.1 billion with a median level of $8.3 billion and an average level of $21.9 billion.  The NASDAQ-100 Index is modified capitalization-weighted, meaning that a company whose securities have larger market capitalization will contribute more to the Index’s value than a company whose securities have a smaller market capitalization.

Precise replication of the capitalization weighting of the securities in the Nasdaq-100 Index is not feasible.  The Nasdaq-100 Index Portfolio will attempt to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before expenses and the total return of the Nasdaq-100 Index.  A correlation of 100% would represent perfect correlation between the Portfolio and Index performance.  The correlation of the Portfolio's performance to that of the Nasdaq-100 Index should increase as the Portfolio grows.  There can be no assurance that the Portfolio will achieve a 95% correlation.

The Nasdaq-100 Index Portfolio may invest in Nasdaq-100 Shares®.  Nasdaq-100 Shares® are units of beneficial interest in a unit investment trust, representing proportionate undivided interests in a portfolio of securities in substantially the same weighting as the common stocks that comprise the Nasdaq-100 Index.

The Portfolio may invest in Nasdaq-100 Index futures contracts and options in order to invest uncommitted cash balances, to maintain liquidity to meet shareholder redemptions, or minimize trading costs.  The Portfolio may also sell covered calls on futures contracts or individual securities held in the Portfolio.  As a temporary investment strategy,  when the Portfolio has less than  $50 million in net assets, the Portfolio may invest up to 100% of its assets in such futures and/or options contracts.

Under normal circumstances, the Portfolio will invest at least 80% of its assets in investments with economic characteristics similar to the stocks represented in the Nasdaq-100 Index.  While not required, the Portfolio will generally sell securities that the Index manager removes from the Index.  Although the Adviser will attempt to invest and maintain as much of the Nasdaq-100 Index Portfolio's assets as is practical in stocks included among the Nasdaq-100 Index and futures contracts and options relating thereto under normal market conditions, a portion of the Portfolio may be invested in money market instruments pending investment or to meet redemption requests or other needs for liquid assets.  In addition, for temporary defensive purposes, the Portfolio may invest in government securities, money market instruments, or other fixed-income securities, or retain cash or cash equivalents.

Primary Risks

An investment in the Portfolio entails investment risk, including possible loss of the principal amount invested. The Portfolio's primary risks include:

„

Market Risk:  The Nasdaq-100 Index Portfolio's total return, like stock prices generally, will fluctuate within a wide range in response to stock market trends, so a share of the Portfolio could

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drop in value over short or even long periods.  Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

„

Investment Style Risk:  Stocks of companies or industries that are heavily weighted in the Nasdaq-100 Index, such as technology, telecommunications, internet and biotechnology companies, occasionally go through cycles of doing worse (or better) than the stock markets in general, as measured by other more broad-based stock indexes, or other types of investments.

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Concentration Risk:  The Nasdaq-100 Index Portfolio is subject to the risk of an investment portfolio that may be highly concentrated in a particular industry or related industries (e.g., technology) and, due to concentration in sectors characterized by relatively higher volatility in price performance, may be more volatile when compared to other broad-based stock indexes.  The Nasdaq-100 Index Portfolio is also subject to the risks specific to the performance of a few individual component securities that currently represent a highly concentrated weighting in the Index (e.g., Apple, Inc., Microsoft Corporation, Google, Inc., Qualcomm, Inc., etc.).

„

Correlation risk:  Because the Nasdaq-100 Index Portfolio has expenses, and the Nasdaq-100 Index does not, the Portfolio may be unable to replicate precisely the performance of the Index. While the Portfolio remains small, it may have a greater risk that its performance will not match that of the Index.

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Nondiversification risk: Under securities laws, the Portfolio is considered a "nondiversified investment company."  The Portfolio is, however, subject to diversification limits under federal tax law that permit it to invest more than 5%, but not more than 25%, of its assets in a single issuer with respect to up to 50% of its total assets as of the end of each of the Portfolio's tax quarters.  Consequently, the Portfolio could be somewhat riskier than a more diversified fund because it has the ability to hold a larger position in a fewer number of securities, which makes the Portfolio more susceptible to a single economic, political or regulatory event. At any point in time, if following the investment strategy outlined above would put the Portfolio in jeopardy of failing to comply with the tax rules on diversification, the Portfolio intends to immediately alter its investment strategy to comply with the tax rules.  Such alteration could include reducing investment exposure, pro-rata, to those investments causing the Portfolio to be in jeopardy of violating the tax rules.

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Derivatives Risk:  The Portfolio may invest in stock futures and options, and stock index futures and options. The Portfolio will not use these investments for speculative purposes or as leveraged investments that might exacerbate gains or losses. The Portfolio will invest in derivatives to meet shareholder redemptions, to gain exposure to various markets or to modify the characteristics of the portfolio without adding leverage.  The principal risk of derivatives used in this context is that returns on a derivative instrument might not be highly correlated and might be higher or lower than those of  the security or securities for which it is being used as a substitute.  Futures may trade at prices above or below those of the underlying securities for a number of reasons, including daily limits imposed by the futures exchange.

„

Indexing Risk:  The net asset value of the Portfolio may be disproportionately affected by short and long-term changes in the characteristics of the companies whose securities make up the Portfolio’s benchmark index (indices), the general performance of such companies, modifications in the criteria for companies selected to make up the index, suspension or termination of the operation of the index, and the activities of issuers whose market capitalization represents a disproportionate amount of the total market capitalization of the index.  In addition, because the Portfolio seeks to track the performance of its benchmark index, the Adviser will pursue this investment objective regardless of the investment performance of the benchmark index and without regard to the availability of potentially more attractive investments, subject to the Portfolio's temporary defensive investment authority.

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„

Temporary Defensive Risk:  The Portfolio may execute its temporary investment strategy during periods of uncertainty.    The reasons for the uncertainty may include, but not be limited to, market reaction to a significant event, such as a natural disaster or other economic or political turmoil, or management’s reaction to a significant event within the Portfolio, such as a pending material change in net assets resulting from of the loss of a large client.  The duration of such an event may be brief or last for an extended period of time until the Portfolio Manager believes that it is appropriate to resume the Portfolio’s long-term investment strategies.  During such a temporary defensive period, the Portfolio likely will not achieve its objective of closely matching the results of the Index. Its temporary objective will be to preserve capital.

Bar Chart and Performance Table

The bar chart and table below provide an indication of the risk of investing in the Nasdaq-100 Index Portfolio.  The bar chart shows how the Portfolio's annual performance has varied from year to year since its inception.  The table shows how the Portfolio's average annual returns for one year, five years, and since inception compare with those of the Nasdaq-100 Index.  Absent fee waivers and reimbursement of expenses, total returns would have been lower.  The Portfolio's returns are net of its expenses, but do not reflect the additional fees and expenses of your variable annuity or variable life insurance contract.  If those contract fees and expenses were included, the returns would be lower.  Keep in mind that the Portfolio's past performance does not indicate how it will perform in the future.

During the period shown in the bar chart, the highest return for a calendar quarter was 34.74% (quarter ending 12/31/01) and the lowest return for a quarter was -36.22% (quarter ending 09/30/01).

Average Annual Total Returns for Periods Ended December 31, 2007

	1 Year	5 Years	Since Inception*
Nasdaq-100 Index Portfolio	18.50%	15.94%	-6.76%
Nasdaq-100 Index	19.24%	16.62%	-6.92%

*April 27, 2000

LEHMAN AGGREGATE BOND INDEX PORPTFOLIO

Investment Objective

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The Lehman Aggregate Bond Index Portfolio seeks investment results that correspond to the total return performance of the bond market, as represented by the Lehman Brothers Aggregate Bond Index (the "Lehman Brothers Index").

The Lehman Brothers Index is an unmanaged index of 9,133 U.S. Treasury, Government-Related and Investment Grade Corporate and Securitized fixed income securities with a total market value of $10.1 trillion as of December 31, 2007.  Certain securities, such as floating- rate issues, bonds with equity-type features, private placements, inflation-linked bonds, SEC Rule 144A securities without registration rights, among others, are excluded from the Lehman Brothers Index.  As of December 31, 2007, the average maturity of the securities in the Lehman Brothers Index was 7.1 years, the average coupon was 5.45% and the modified duration was 4.4 years.  The Lehman Brothers Index includes all “index-eligible” securities that meet minimum par amounts outstanding.

Investment Strategies

The Lehman Brothers Aggregate Bond Index Portfolio normally will invest at least 80% of the value of its assets in:

•

Obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities; or

•

Publicly-traded or 144a debt securities rated BBB or BAA3 or higher by a nationally recognized rating service such as Standard & Poor's Ratings Group ("Standard & Poor's") or Moody's; or

•

Cash and cash equivalents.

The Portfolio may invest in financial futures or options contracts in an attempt to replicate the total return performance of the Lehman Brothers Index.

The Lehman Brothers Aggregate Bond Index Portfolio may invest in Lehman Brothers iShares®.  Lehman Brothers iShares® are units of beneficial interest in a unit investment trust, representing proportionate undivided interests in a portfolio of securities in substantially the same weighting as the securities that comprise the Lehman Brothers Index.

The Portfolio will not purchase bonds rated below investment grade, commonly known as junk bonds.  However, if a bond held in the Portfolio is downgraded to a rating below investment grade, the Portfolio may continue to hold the security until such time as the Adviser deems it most advantageous to dispose of the security.  A description of the corporate bond ratings assigned by Standard & Poor's and Moody's is included in the Appendix.

The Portfolio will not directly purchase common stocks. However, it may retain up to 5% of the value of its total assets in common stocks acquired either by conversion of fixed-income securities or by the exercise of warrants attached thereto.  The Portfolio may also write covered call options on U.S. Treasury Securities and options on futures contracts for such securities.

The Portfolio will be unable to hold all of the individual securities which comprise the Lehman Brothers Index because of the large number of securities involved.  Therefore, the Portfolio will hold a representative sample of the securities designed to replicate the total return performance of the Lehman Brothers Index.   The Portfolio will attempt to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before expenses and the total return of the Lehman Brothers Index.  A correlation of 100% would represent perfect correlation between the Portfolio and index performance.  The correlation of the Portfolio's performance to that of the Lehman Brothers Index should increase as the Portfolio grows.  There can be no assurance that the Portfolio will achieve a high level of correlation.

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Although the Adviser will attempt to invest and maintain as much of the Portfolio's assets as is practical in bonds included in the Lehman Brothers Index, futures contracts and options relating thereto, a portion of the Portfolio may be retained in cash or cash equivalents, or invested in money market instruments pending investment or to meet redemption requests or other needs for liquid assets.

In order to preserve capital during periods of significant uncertainty, the Portfolio may temporarily invest up to 100% of its assets in government securities, money market instruments or other fixed-income securities or retain larger than usual amounts of cash or cash equivalents.

Primary Risks

An investment in the Portfolio entails investment risk, including possible loss of the principal amount invested. The Portfolio's primary risks include:

„

Interest Rate Risk:  Interest rate risk is the potential for fluctuation in bond prices due to changing interest rates. Bond prices generally fall when interest rates rise. Furthermore, the price of bonds with a longer maturity generally fluctuates more than bonds with a shorter maturity.  To compensate investors for larger fluctuations, longer maturity bonds usually offer higher yields than shorter maturity bonds.  Interest rate risk is a risk inherent in all bonds, regardless of credit quality.  Since the Portfolio is an intermediate term bond portfolio, the interest rate risk is expected to be moderate.

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Credit Risk:  Credit risk is the risk that an issuer of a security will be unable to make payments of principal and/or interest on a security held in the Portfolio. When an issuer fails to make a scheduled payment of principal or interest on a security, or violates other terms and agreements of a security, the issuer and the security are in default.  A default by the issuer of a security generally has severe negative affect on the market value of that security.  The credit risk of the Portfolio is a function of the credit quality of its underlying securities.  The average credit quality of the Portfolio generally is expected to be very high. Therefore, the credit risk of the Portfolio is generally expected to be low.

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Income Risk: Income risk is the risk of a decline in the Portfolio's income due to falling market interest rates. Income risk is generally higher for portfolios with short term average maturities and lower for portfolios with long term average maturities.  Income risk is also generally higher for portfolios that are actively traded and lower for portfolios that are less actively traded.  The Portfolio maintains an intermediate average maturity and is expected to be less actively traded.  Therefore, its income risk is expected to be moderate-to-low.

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Prepayment Risk:  Prepayment risk is the risk that, during periods of declining interest rates, the principal of mortgage-backed securities and callable bonds will be repaid earlier than scheduled, and the portfolio manager will be forced to reinvest the unanticipated repayments at generally lower interest rates.  The Portfolio's exposure to mortgage-backed securities and callable bonds is generally expected to be moderate.  Therefore, the prepayment risk of the Portfolio is generally expected to be moderate.

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Correlation Risk:  Because the Portfolio has expenses, and the Lehman Brothers Index does not, the Portfolio may be unable to replicate precisely the performance of the Index.  While the Portfolio remains small, it may have a greater risk that its performance will not match that of the Index.

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Derivatives Risk:  The Portfolio may invest in fixed income futures and options. The Portfolio will not use these investments for speculative purposes or as leveraged investments that might exacerbate gains or losses. The Portfolio will invest in derivatives to meet shareholder redemptions, to gain exposure to various markets or to modify the characteristics of the portfolio without adding

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leverage. The principal risk of derivatives used in this context is that returns on a derivative instrument might not be highly correlated and might be higher or lower than those of  the security or securities for which it is being used as a substitute.  Futures may trade at prices above or below those of the underlying securities for a number of reasons, including daily limits imposed by the futures exchange.

„

Indexing Risk:  The net asset value of the Portfolio may be disproportionately affected by short and long-term changes in the characteristics of the companies whose securities make up the Portfolio’s benchmark index (indices), the general performance of such companies, modifications in the criteria for companies selected to make up the index, suspension or termination of the operation of the index, and the activities of issuers whose market capitalization represents a disproportionate amount of the total market capitalization of the index.  In addition, because the Portfolio seeks to track the performance of its benchmark index, the Adviser will pursue this investment objective regardless of the investment performance of the benchmark index and without regard to the availability of potentially more attractive investments, subject to the Portfolio's temporary defensive investment authority.

„

Temporary Defensive Risk:  The Portfolio may execute its temporary investment strategy during periods of uncertainty.    The reasons for the uncertainty may include, but not be limited to, market reaction to a significant event, such as a natural disaster or other economic or political turmoil, or management’s reaction to a significant event within the Portfolio, such as a pending material change in net assets resulting from of the loss of a large client.  The duration of such an event may be brief or last for an extended period of time until the Portfolio Manager believes that it is appropriate to resume the Portfolio’s long-term investment strategies.  During such a temporary defensive period, the Portfolio likely will not achieve its objective of closely matching the results of the Index. Its temporary objective will be to preserve capital.

Bar Chart and Performance Table

The bar chart and table below provide an indication of the risk of investing in the Lehman Aggregate Bond Index Portfolio.  The bar chart shows how the Portfolio's annual performance has varied from year to year since its inception.  The table shows how the Portfolio's average annual returns for one year and since inception compare with those of the Lehman Brothers Aggregate Bond Index.  Absent fee waivers and reimbursement of expenses, total returns would have been lower.  The Portfolio's returns are net of its expenses, but do not reflect the additional fees and expenses of your variable annuity or variable life insurance contract.  If those contract fees and expenses were included, the returns would be lower.  Keep in mind that the Portfolio's past performance does not indicate how it will perform in the future.

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During the period shown in the bar chart, the highest return for a calendar quarter was 3.35% (quarter ending 09/30/06) and the lowest return for a quarter was -2.51% (quarter ending 06/30/04).

Average Annual Total Returns for Periods Ended December 31, 2007

	1 Year	Since Inception*
Lehman Bond Index Portfolio	7.43%	3.74%
Lehman Brothers Aggregate Bond Index	6.97%	4.36%

*April 1, 2003

BALANCED INDEX PORTFOLIO

Investment Objective

The Balanced Index Portfolio seeks investment results, with respect to approximately 60% of its assets, that correspond to the total return performance of U.S. common stocks, as represented by the S&P 500 Index and, with respect to approximately 40% of its assets, that correspond to the total return performance of investment grade bonds, as represented by the Lehman Brothers Aggregate Bond Index (the "Lehman Brothers Index").

Investment Strategies

The Portfolio will invest approximately 60% of its net assets in a portfolio of common stocks, futures (in combination with the appropriate amount of U.S. Treasury securities or other liquid assets as collateral), and Standard & Poor's Depositary Receipts® ("SPDRs®") designed to track the S&P 500 Index, and approximately 40% of its net assets in a portfolio of investment grade bonds designed to track the Lehman Brothers Index.  The Portfolio may also hold cash or cash equivalent securities, although the amount of cash and cash equivalent securities is expected to represent a small percentage of the Portfolio's assets.

The Portfolio's common stock portfolio seeks to substantially replicate the total return of the securities comprising the S&P 500 Index, taking into consideration redemptions, sales of additional shares, and other adjustments described below.  Precise replication of the S&P 500 Index is not feasible.  The Portfolio will attempt to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its common stock portfolio before expenses and the total return of the S&P 500 Index.

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A correlation of 100% would represent perfect correlation between the Portfolio and Index performance.  There can be no assurance that the Portfolio will achieve a 95% correlation.

The Portfolio may invest up to 5% of its assets in each of SPDRs® and Lehman Brothers iShares®. SPDRs® are units of beneficial interest in a unit investment trust, representing proportionate undivided interests in a portfolio of securities in substantially the same weighting as the common stocks that comprise the S&P 500 Index.  Lehman Brothers iShares® are units of beneficial interest in a unit investment trust, representing proportionate undivided interests in a portfolio of securities in substantially the same weighting as the securities that comprise the Lehman Brothers Index.

The Portfolio's bond portfolio seeks to substantially replicate the total return of the securities comprising the Lehman Brothers Index taking into consideration redemptions, sales of additional shares, and other adjustments described below.  Precise replication of the Lehman Brothers Index is not feasible due to the large number of securities in the index (over 7,000).  The Portfolio will invest in a representative sample of fixed income securities, which, taken together, are expected to perform similarly to the Lehman Brothers Index.  The Portfolio will attempt to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its bond portfolio before expenses and the total return of the Lehman Brothers Index.  A correlation of 100% would represent perfect correlation between the Portfolio and Index performance.  There can be no assurance that the Portfolio will achieve a 95% correlation.

Under normal circumstances, the Portfolio will invest at least 80% of its assets in investments with economic characteristics similar to the stocks represented in the S&P 500 Index or the securities represented in the Lehman Brothers Index.  While not required, the Portfolio will generally sell securities that the Index manager removes from the Index.  Although the Adviser will attempt to invest and maintain as much of the Portfolio's assets as is practical in stocks included among the S&P 500 Index, securities represented in the Lehman Brothers Index, and futures contracts and related options under normal market conditions, a portion of the Portfolio may be invested in money market instruments pending investment or to meet redemption requests or other needs for liquid assets.  In addition, for temporary defensive purposes, the Portfolio may invest in government securities, money market instruments, or other fixed-income securities, or retain cash or cash equivalents.

Primary Risks

An investment in the Portfolio entails investment risk, including possible loss of the principal amount invested. The Portfolio's primary risks include:

„

Stock Market Risk: The Portfolio's common stock portfolio, like stock prices generally, will fluctuate within a wide range in response to stock market trends, so a share of the Portfolio could drop in value over short or even long periods.  Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

„

Interest Rate Risk: The Portfolio's bond portfolio is subject to interest rate risk.  Interest rate risk is the potential for fluctuation in bond prices due to changing interest rates.  Bond prices generally fall when interest rates rise.  Furthermore, the price of bonds with a longer maturity generally fluctuates more than bonds with a shorter maturity.  To compensate investors for larger fluctuations, longer maturity bonds usually offer higher yields than shorter maturity bonds.  Interest rate risk is a risk inherent in all bonds, regardless of credit quality.  The Portfolio's bond portfolio has an intermediate-term average maturity (5 to 15 years), and is therefore expected to have a moderate to high level of interest rate risk. The value of the Portfolio's stock portfolio also may be affected by changes of interest rates.

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„

Credit Risk: The Portfolio's bond portfolio is subject to credit risk.  Credit risk is the risk that an issuer of a security will be unable to make payments of principal and/or interest on a security held by the Portfolio.  When an issuer fails to make a scheduled payment of principal or interest on a security, or violates other terms and agreements of a security, the issuer and security are in default.  A default by the issuer of a security generally has a severe negative effect on the market value of that security.

The credit risk of the Portfolio is a function of the credit quality of its underlying securities.  The average credit quality of the Portfolio is generally expected to be high.  Therefore, the credit risk of the Portfolio generally is generally expected to be low.  The average quality of the Lehman Brothers Index, which the Portfolio attempts to replicate, was AA1/AA2 as of February 29, 2008 using Moody's Investors Service, Inc. ("Moody's") (See Appendix A:  Ratings - Corporate Bond Ratings).  Other factors, including interest rate risk and prepayment risk cause fluctuation in bond prices.

„

Income Risk: The Portfolio's bond portfolio is subject to income risk.  Income risk is the risk of a decline in the Portfolio's income due to falling market interest rates.  Income risk is generally higher for portfolios with short term average maturities and lower for portfolios with long term average maturities.  Income risk is also generally higher for portfolios that are actively traded and lower for portfolios that are less actively traded.  The Portfolio's bond portfolio is expected to maintain an intermediate average maturity and have moderate trading activity. Therefore, income risk is expected to be moderate.

„

Prepayment Risk:  Prepayment risk is the risk that, during periods of declining interest rates, the principal of mortgage-backed securities and callable bonds will be repaid earlier than scheduled, and the portfolio manager will be forced to reinvest the unanticipated repayments at generally lower interest rates.  The Portfolio's exposure to mortgage-backed securities and callable bonds is generally expected to be moderate.  Therefore, the prepayment risk of the Portfolio is generally expected to be moderate.

„

Correlation Risk:  Because the Balanced Index Portfolio has expenses, and the S&P 500 Index and Lehman Brothers Index do not, the Portfolio may be unable to replicate precisely the performance of the Indexes.  In addition, the Portfolio intends to hold a sampling of both the stocks in the S&P 500 Index and the bonds in the Lehman Brothers Index, rather than exactly matching the market weighting of each security in its respective index. While the Portfolio remains small, it may have a greater risk that its performance will not match that of the Indexes.

„

Derivatives Risk:  The Portfolio may invest in stock futures and options, and stock index futures and options. The Portfolio will not use these investments for speculative purposes or as leveraged investments that might exacerbate gains or losses. The Portfolio will invest in derivatives to meet shareholder redemptions, to gain exposure to various markets or to modify the characteristics of the portfolio without adding leverage. The principal risk of derivatives used in this context is that returns on a derivative instrument might not be highly correlated and might be higher or lower than those of  the security or securities for which it is being used as a substitute.  Futures may trade at prices above or below those of the underlying securities for a number of reasons, including daily limits imposed by the futures exchange.

„

Indexing Risk:  The net asset value of the Portfolio may be disproportionately affected by short and long-term changes in the characteristics of the companies whose securities make up the Portfolio’s benchmark index (indices), the general performance of such companies, modifications in the criteria for companies selected to make up the index, suspension or termination of the operation of the index, and the activities of issuers whose market capitalization represents a disproportionate

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amount of the total market capitalization of the index.  In addition, because the Portfolio seeks to track the performance of its benchmark index, the Adviser will pursue this investment objective regardless of the investment performance of the benchmark index and without regard to the availability of potentially more attractive investments, subject to the Portfolio's temporary defensive investment authority.

„

Temporary Defensive Risk:  The Portfolio may execute its temporary investment strategy during periods of uncertainty.    The reasons for the uncertainty may include, but not be limited to, market reaction to a significant event, such as a natural disaster or other economic or political turmoil, or management’s reaction to a significant event within the Portfolio, such as a pending material change in net assets resulting from of the loss of a large client.  The duration of such an event may be brief or last for an extended period of time until the Portfolio Manager believes that it is appropriate to resume the Portfolio’s long-term investment strategies.  During such a temporary defensive period, the Portfolio likely will not achieve its objective of closely matching the results of the Index. Its temporary objective will be to preserve capital.

Bar Chart and Performance Table

The bar chart and table below provide an indication of the risk of investing in the Balanced Index Portfolio.  The bar chart shows how the Portfolio's annual performance has varied from year to year since its inception.  The table shows how the Portfolio's average annual returns for one year, five years and since inception compare with those of the S&P 500 Index and the Lehman Brothers Index.  The Portfolio's returns are net of its expenses, but do not reflect the additional fees and expenses of your variable annuity or variable life insurance contract.  If those contract fees and expenses were included, the returns would be lower.  Keep in mind that the Portfolio's past performance does not indicate how it will perform in the future.

During the period shown in the bar chart, the highest return for a calendar quarter was 9.95% (quarter ending 06/30/03) and the lowest return for a quarter was -8.98% (quarter ending 09/30/02).

Average Annual Total Returns for Periods Ended December 31, 2007

	1 Year	5 Years	Since Inception*
Balanced Index Portfolio	7.02%	9.16%	3.68%
S&P 500 Index	5.49%	12.83%	2.59%
Lehman Brothers Aggregate Bond Index	6.97%	4.42%	5.92%
Balanced Index**	6.22%	9.51%	4.30%

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*

May 3, 1999

**

The Lehman Aggregate Bond Index and the Balanced Index (a computed index comprising 60% S&P 500 Index and 40% Lehman Aggregate Bond Index) are presented along with the S&P 500 Index to provide complete comparative information that match the Portfolio’s objectives.

 PORTFOLIO OPERATING EXPENSES

This table describes fees and expenses of the Portfolios. The table does not reflect separate account or insurance contract fees and charges. Therefore, fees and charges would be higher if separate account and insurance contract fees and charges were included.

EXPENSES (as a percentage of average net assets)

			Acquired	Total Annual
	Management	Other	Fund Fees	Fund Operating
	Fees	Expenses	& Expenses	Expenses*
Zenith Portfolio	.64%	.23%	.01%	.88%
Bond Portfolio**	.47%	.28%	.01%	.76%
Lifestyle ETF Market Strategy Target Portfolio	.55%	.20%	.26%	1.01%
Lifestyle ETF Market Strategy Aggressive Portfolio	.55%	.20%	.25%	1.00%
Lifestyle ETF Market Strategy Conservative Portfolio	.55%	.20%	.23%	.98%
Natural Resources Portfolio	.55%	.20%	.56%	1.31%
Inflation Protected Plus Portfolio	.50%	.25%	.01%	.76%
S&P 500 Index Portfolio***	.25%	.20%	NA	.45%
S&P MidCap 400 Index Portfolio Class I	.30%	.22%	.01%	.53%
Russell 2000 Small Cap Index Portfolio Class I	.35%	.29%	.03%	.67%
EAFE International Index Portfolio Class I ****	.56%	.69%	.02%	1.27%
Nasdaq-100 Index Portfolio	.35%	.30%	.01%	.66%
Lehman Aggregate Bond Index Portfolio	.30%	.29%	.01%	.60%
Balanced Index Portfolio	.30%	.30%	.01%	.61%

*

Total Operating Expenses, exclusive of Acquired Fund Fees & Expenses (AFFE), in excess of .75% for the three Lifestyle Portfolios, the Natural Resources Portfolio, the Inflation Protected Plus Portfolio, and the Russell 2000 Small Cap Portfolio, in excess of .65% for the Nasdaq-100 Index Portfolio, in excess of .60% for the S&P 500 Index, S&P MidCap 400 Index, Lehman Aggregate Bond Index and Balanced Index Portfolios are paid by the Adviser, pursuant to the contractual limit in the investment advisory agreement.

**

The Adviser has agreed to contractually limit its administrative service fee for the Bond Portfolio to the extent that such fee causes the total expense ratio, exclusive of AFFE, of the Portfolio to exceed .75%.

***

The Adviser has voluntarily agreed to waive its fees and/or reimburse expenses of the S&P 500 Index Portfolio, to the extent necessary, to limit all expenses, exclusive of AFFE, to .39% of the average daily net assets of the Portfolio until May 1, 2009.

****

Total Operating Expenses in excess of 1.25% for the EAFE International Index Portfolio are paid by the Adviser, pursuant to the contractual limit in the investment advisory agreement. Also, the Adviser has voluntarily agreed to waive its fees and/or reimburse expenses of the Portfolio, to the extent necessary, to limit all expenses, exclusive of AFFE, to .95% of the average daily net assets of the Portfolio until May 1, 2009.

Note:

Total Annual Fund Operating Expenses reported above may not correlate to amounts reported in the Financial Highlights section because the Financial Highlights ratios do not include Acquired Fund fees and expenses.

EXAMPLE

Use the following table to compare fees and expenses of the Portfolios to other investment companies. It illustrates the amount of fees and expenses an investor would pay, assuming (1) a $10,000 investment, (2) 5% annual return, (3) redemption at the end of each time period, and (4) no changes in the Portfolios' total operating expenses.†  The purpose of this table is to help you understand the Fund expenses that you may bear indirectly through your purchase of an insurance contract.  This table does not include any contract or variable account charges.  Those charges, along with the Fund’s expenses, are contained in the prospectus for your contract.  Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years
Zenith Portfolio	$90	$282	$490	$1,088
Bond Portfolio	$78	$244	$424	$945

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Lifestyle ETF Market Strategy Target Portfolio	$104	$323	$560	$1,241
Lifestyle ETF Market Strategy Aggressive Portfolio	$103	$320	$555	$1,229
Lifestyle ETF Market Strategy Conservative Portfolio	$100	$314	$544	$1,206
Natural Resources Portfolio	$134	$418	$722	$1,587
Inflation Protected Plus Portfolio	$78	$244	$424	$945
S&P 500 Index Portfolio	$46	$145	$253	$568
S&P MidCap 400 Index Portfolio Class I	$54	$170	$297	$666
Russell 2000 Small Cap Index Portfolio Class I	$69	$215	$374	$837
EAFE International Index Portfolio Class I	$130	$405	$701	$1,541
Nasdaq-100 Index Portfolio	$68	$212	$369	$825
Lehman Aggregate Bond Index Portfolio	$62	$193	$336	$752
Balanced Index Portfolio	$63	$196	$341	$764

†

The 5% annual return is a standardized rate prescribed for the purpose of this example and does not represent the past or future return of the Fund.

This table should not be considered a representation of past or future expenses.  Actual expenses may be more or less than those shown.

OTHER INVESTMENT POLICIES, STRATEGIES AND RISKS

FOREIGN SECURITIES

Each Portfolio may invest in foreign securities that are suitable for the Portfolio's investment objectives and policies.

Foreign securities investments are limited to 25% of net assets for the Zenith, Bond, and Balanced Index Portfolios. Each Portfolio that invests in foreign securities limits not only its total purchases of foreign securities, but also its purchases for any single country.  For "major countries," the applicable limit is 10% of Portfolio net assets for the Zenith, Bond and Balanced Index Portfolios; for other countries, the applicable limit is 5% for each Portfolio.  "Major countries" currently include:  The United Kingdom, Germany, France, Italy, Switzerland, Netherlands, Spain, Belgium, Canada, Mexico, Argentina, Chile, Brazil, Australia, Japan, Singapore, New Zealand, Hong Kong, Sweden and Norway.

The S&P 500 Index Portfolio, S&P MidCap 400 Index Portfolio, Russell 2000 Small Cap Index Portfolio, Nasdaq-100 Index Portfolio, EAFE International Index Portfolio and Lehman Aggregate Bond Index Portfolio are limited to investing in those foreign securities included in the respective Indexes.

The Inflation Protected Plus Portfolio may invest in foreign securities that are suitable for the Portfolio's investment objectives and policies.  Foreign securities investments are limited to 20% of net assets and all will be U.S. dollar denominated.

The three Lifestyle ETF Portfolios and the Natural Resources Portfolio may allocate a portion of their assets in underlying funds whose strategies include investing in foreign securities.

Investing in foreign securities involves risks which are not ordinarily associated with investing in domestic securities, including:

•

political or economic instability in the foreign country;

•

diplomatic developments that could adversely affect the value of the foreign security;

•

foreign government taxes;

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•

costs incurred by a Portfolio in converting among various currencies;

•

fluctuation in currency exchange rates;

•

the possibility of imposition of currency controls, expropriation or nationalization measures or withholding dividends at the source;

•

in the event of a default on a foreign debt security, possible difficulty in obtaining or enforcing a judgment against the issuer;

•

less publicly available information about foreign issuers than domestic issuers;

•

foreign accounting and financial reporting requirements are generally less extensive than those in the U.S.;

•

securities of foreign issuers are generally less liquid and more volatile than those of comparable domestic issuers;

•

there is often less governmental regulation of foreign exchanges, broker-dealers and issuers and brokerage costs may be higher than in the United States.

Foreign securities purchased by the Portfolios may include securities issued by companies located in countries not considered to be major industrialized nations. Such countries are subject to more economic, political and business risk than major industrialized nations, and the securities they issue may be subject to abrupt or erratic price fluctuations, and are expected to be more volatile and more uncertain as to payments of interest and principal. Developing countries may have relatively unstable governments, economies based only on a few industries, and securities markets that trade only a small number of securities. The secondary market for such securities is expected to be less liquid than for securities of major industrialized nations.

FOREIGN CURRENCY TRANSACTIONS

The EAFE International Index Portfolio, Zenith Portfolio and Bond Portfolio may engage in forward foreign currency contracts ("forward contracts") in connection with the purchase or sale of a specific security or securities.  A forward contract involves an obligation to purchase or sell a specific foreign currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract.

The Portfolios may invest in foreign securities denominated in foreign currencies.  Thus, changes in foreign exchange rates will affect the value of the Portfolios’ holdings and shares.  The Portfolios will not enter into forward contracts for longer-term hedging purposes.  The possibility of changes in currency exchange rates will be incorporated into the long-term investment considerations when purchasing the investment and subsequent considerations for possible sale of the investment.  For example, if the applicable foreign currencies are strengthening in relation to the US dollar, the dollar-denominated value of the Portfolios’ investments will increase even if there is no change in the unit price of the securities on the foreign exchange.  The opposite will be true in periods when the US dollar is strengthening relative to foreign currencies.

INFLATION-PROTECTED SECURITIES

The Inflation Protected Plus Portfolio will invest at least 80% of its assets in inflation-protected debt securities.  These securities are debt securities whose principal and/or interest payments are adjusted for inflation, unlike debt securities that make fixed principal and interest payments. One type of inflation-protected debt security is issued by the U.S. Treasury. The principal of inflation-protected debt securities issued by the U.S. Treasury is adjusted for inflation and interest is paid on the adjusted amount. As of March 31, 2008, the U.S. Treasury had 25 issues of inflation-protected debt securities outstanding.  Other issuers of inflation-protected debt securities include other U.S. Government agencies or instrumentalities, corporations, and foreign governments. The U.S. Treasury currently uses the Consumer Price Index for

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Urban Consumers as a measure of inflation for its inflation-protected debt securities. Other types of inflation-protected securities may use other methods to adjust for inflation and other measures of inflation.

HIGH YIELD BONDS

The Bond Portfolio may invest up to 25% of its assets and the Inflation Protected Plus Portfolio may invest up to 20% of its assets in bonds rated below the four highest grades used by Standard & Poor's or Moody's (frequently referred to as "junk" bonds).  Additionally, the three Lifestyle ETF Portfolios may allocate a portion of their assets in underlying funds whose strategies include investing up to 100% of their assets in high yield bonds.  These bonds present greater credit and market risks than higher rated bonds. Such risks relate not only to the greater financial weakness of the issuers of such securities but also to other factors including:

•

greater likelihood that an economic downturn or rising interest rates could create financial stress on the issuers of such bonds, possibly resulting in their defaulting on their obligations than is the case with higher-rated bonds;

•

greater likelihood that redemption or call provisions, if exercised in a period of lower interest rates, would result in the bonds being replaced by lower yielding securities;

•

limited trading markets that may make it more difficult to dispose of the bonds and more difficult to determine their fair value.

REPURCHASE AGREEMENTS

A repurchase agreement is a transaction where a Portfolio buys a security at one price and simultaneously agrees to sell that same security back to the original owner at a higher price.  Each of the Portfolios may enter into repurchase agreement transactions from time to time. The Adviser reviews the creditworthiness of the other party to the agreement and must find it satisfactory before entering into the repurchase agreement. A majority of these agreements will mature in seven days or less. In the event of the bankruptcy of the other party, a Portfolio could experience delays in recovering its money, may realize only a partial recovery or even no recovery, and may also incur disposition costs.

REVERSE REPURCHASE AGREEMENTS

The three Lifestyle ETF Portfolios, Natural Resources Portfolio, Inflation Protected Plus Portfolio, S&P 500 Index Portfolio, S&P MidCap 400 Index Portfolio, Balanced Index Portfolio, Russell 2000 Small Cap Index Portfolio, Nasdaq-100 Index Portfolio, EAFE International Index Portfolio and Lehman Aggregate Bond Index Portfolio may enter into reverse repurchase agreements.  Under reverse repurchase agreements, the Portfolio transfers possession of portfolio securities to banks or broker-dealers in return for cash in an amount equal to a percentage of the portfolio securities' market value and agrees to repurchase the securities at a future date by repaying the cash with interest.  The Portfolio retains the right to receive interest and principal payments from the securities while they are in the possession of the financial institutions.  While a reverse repurchase agreement is in effect, the custodian (when required) will segregate from other Portfolio assets an amount of cash or liquid high quality debt obligations equal in value to the repurchase price (including any accrued interest).  Since the Portfolio receives cash in return for transferring securities, the credit risk of the counterparty is not a material concern.  The Portfolio may be required to post additional collateral if the value of transferred securities falls below agreed upon levels.  Also, the Portfolio may be required to sell the transferred securities at the scheduled termination of a reverse repurchase agreement, and if adverse market conditions exist at that time, the Portfolio may incur a loss.

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FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS

The three Lifestyle ETF Portfolios, Natural Resources Portfolio, Inflation Protected Plus Portfolio, S&P 500 Index Portfolio, S&P MidCap 400 Index Portfolio, Balanced Index Portfolio, Russell 2000 Small Cap Index Portfolio, Nasdaq-100 Index Portfolio, EAFE International Index Portfolio and Lehman Aggregate Bond Index Portfolio will invest in derivatives  to meet shareholder redemptions, to gain exposure to various markets, including protecting the price or interest rate of securities the Portfolio intends to buy, or to modify the characteristics of the portfolio without adding leverage.  The Portfolio may enter into futures contracts that relate to securities in which it may directly invest and indexes comprised of such securities and may purchase and write call and put options on such contracts.  Each Portfolio may invest up to 20% of its assets in such futures and/or options contracts.

A financial futures contract is a contract to buy or sell a specified quantity of financial instruments (such as U.S. Treasury bills, notes and bonds, commercial paper and bank certificates of deposit or the cash value of a financial instrument index at a specified future date at a price agreed upon when the contract is made).  A stock index futures contract is a contract to buy or sell specified units of a stock index at a specified future date at a price agreed upon when the contract is made.  The value of a unit is based on the current value of the contract index.  Under such contracts no delivery of the actual stocks making up the index takes place.  Rather, upon expiration of the contract, settlement is made by exchanging cash in an amount equal to the difference between the contract price and the closing price of the index at expiration, net of variation margin previously paid.

Substantially all futures contracts are closed out before settlement date or called for cash settlement.  A futures contract is closed out by buying or selling an identical offsetting futures contract.  Upon entering into a futures contract, the Portfolio is required to deposit an initial margin with the custodian for the benefit of the futures broker.  The initial margin serves as a "good faith" deposit that the Portfolio will honor their futures commitments.  Subsequent payments (called "variation margin") to and from the broker are made on a daily basis as the price of the underlying investment fluctuates.  In the event of the bankruptcy of the futures broker that holds margin on behalf of the Portfolio, the Portfolio may be entitled to return of margin owed to it only in proportion to the amount received by the broker's other customers.  The Adviser will attempt to minimize this risk by monitoring the creditworthiness of the futures brokers with which the Portfolio does business.

Because the value of index futures depends primarily on the value of their underlying indexes, the performance of the broad-based contracts will generally reflect broad changes in common stock prices.  There is a risk that the correlation of returns from futures on an index will not exactly match the returns on the index itself.  Futures may trade at prices above or below that of the underlying securities for a number of reasons, including daily limits imposed by the futures exchange.  Additionally, because  the  Portfolio may not be invested in precisely the same proportion as the particular index, it is likely that the price changes of the Portfolio's index futures positions will not match the price changes of the Portfolio's other investments.

Options on futures contracts give the purchaser the right to assume a position at a specified price in a futures contract at any time before expiration of the option contract.

The Bond Portfolio may engage in certain limited options strategies as hedging techniques. These options strategies are limited to selling/writing call option contracts on U.S. Treasury Securities and call option contracts on futures on such securities held by the Portfolio (covered calls). The Portfolio may purchase call option contracts to close out a position acquired through the sale of a call option. The Portfolio will only write options that are traded on a domestic exchange or board of trade.

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The Inflation Protected Plus Portfolio may engage in certain limited options strategies as hedging techniques. These options strategies are limited to selling/writing call option contracts on U.S. Treasury Securities and call option contracts on futures on such securities held by the Portfolio (covered calls). The Portfolio may purchase call option contracts to close out a position acquired through the sale of a call option. The Portfolio will only write options that are traded on a domestic exchange or board of trade.

The three Lifestyle ETF Portfolios and the Natural Resources ETF Portfolio may write and purchase covered put and call options on securities in which it (or the underlying funds in which it invests) may directly invest.  Option transactions of the Portfolio will be conducted so that the total amount paid on premiums for all put and call options outstanding will not exceed 20% of the value of the Portfolio's total assets.  Further, the Portfolio will not write put or call options or combination thereof if, as a result, the aggregate value of all securities or collateral used to cover its outstanding options would exceed 10% of the value of the Portfolio's total assets.

The S&P 500 Index, S&P MidCap 400 Index, Balanced Index, Russell 2000 Small Cap Index, Nasdaq-100 Index and EAFE International Index Portfolios may write and purchase covered put and call options on securities in which it may directly invest.  Option transactions of the Portfolio will be conducted so that the total amount paid on premiums for all put and call options outstanding will not exceed 5% of the value of the Portfolio's total assets.  Further, the Portfolio will not write put or call options or combination thereof if, as a result, the aggregate value of all securities or collateral used to cover its outstanding options would exceed 25% of the value of the Portfolio's total assets.

A call option is a short-term contract (generally nine months or less) which gives the purchaser of the option the right to purchase from the seller of the option (the Portfolio) the underlying security or futures contract at a fixed exercise price at any time prior to the expiration of the option period regardless of the market price of the underlying instrument during the period. A futures contract obligates the buyer to purchase and the seller to sell a predetermined amount of a security at a predetermined price at a selected time in the future. A call option on a futures contract gives the purchaser the right to assume a "long" position in a futures contract, which means that if the option is exercised the seller of the option (the Portfolio) would have the legal right (and obligation) to sell the underlying security to the purchaser at the specified price and future time.

As consideration for the call option, the buyer pays the seller (the Portfolio) a premium, which the seller retains whether or not the option is exercised. The selling of a call option will benefit the Portfolio if, over the option period, the underlying security or futures contract declines in value or does not appreciate to a price higher than the total of the exercise price and the premium. The Portfolio risks an opportunity loss of profit if the underlying instrument appreciates to a price higher than the exercise price and the premium. When the Adviser anticipates that interest rates will increase, the Portfolio may write call options in order to hedge against an expected decline in value of portfolio securities.

The Portfolio may close out a position acquired through selling a call option by buying a call option on the same security or futures contract with the same exercise price and expiration date as the option previously sold. A profit or loss on the transaction will result depending on the premium paid for buying the closing call option. If a call option on a futures contract is exercised, the Portfolio intends to close out the position immediately by entering into an offsetting transaction or by delivery of the underlying security (or other related securities).

Options transactions may increase the Portfolio's portfolio turnover rate and attendant transaction costs, and may be somewhat more speculative than other investment strategies. It may not always be possible to close out an options position, and with respect to options on futures contracts there is a risk of imperfect correlation between price movements of a futures contract (or option thereon) and the underlying security.

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OPTIONS ON SECURITIES INDEXES

The three Lifestyle ETF Portfolios, Natural Resources, S&P 500 Index, S&P MidCap 400 Index, Balanced Index, Russell 2000 Small Cap Index, Nasdaq-100 Index and EAFE International Index Portfolios may purchase or sell options on the respective Indices named in their investment strategies, subject to the limitations set forth above and provided such options are traded on a national securities exchange or in the over-the-counter market.  Options on securities indexes are similar to options on securities except there is no transfer of a security and settlement is in cash.  A call option on a securities index grants the purchaser of the call, for a premium paid to the seller, the right to receive in cash an amount equal to the difference between the closing value of the index and the exercise price of the option times a multiplier established by the exchange upon which the option is traded.

COLLATERALIZED MORTGAGE OBLIGATIONS

The Portfolios other than the three Lifestyle ETF Portfolios, the Natural Resources, S&P 500 Index, S&P MidCap 400 Index, Russell 2000 Small Cap Index, Nasdaq-100 Index and EAFE International Index Portfolios may invest in collateralized mortgage obligations ("CMOs") or mortgage-backed bonds issued by financial institutions such as commercial banks, savings and loan associations, mortgage banks and securities broker-dealers (or affiliates of such institutions established to issue these securities).  To a limited extent, the Portfolios may also invest in a variety of more risky CMOs, including interest only ("IOs"), principal only ("POs"), inverse floaters, or a combination of these securities.

LENDING PORTFOLIO SECURITIES

Each Portfolio may lend portfolio securities with a value up to 33 1/3% of its total assets.  Such loans may be terminated at any time.  The Portfolio will continuously maintain collateral equal to not less than 100% of the current market value (on a daily marked-to-market basis) of the loaned securities plus declared dividends and accrued interest. The Portfolio will retain most rights of beneficial ownership, including the right to receive dividends, interest or other distributions on loaned securities.  Should the borrower of the securities fail financially, the Portfolio may experience delay in recovering the securities or loss of rights in the collateral.  Loans will be made only to borrowers that the Adviser deems to be of good financial standing.

ASSET-BACKED AND MORTGAGE-BACKED SECURITIES

The Inflation Protected Plus Portfolio, Balanced Index Portfolio, Lehman Aggregate Bond Index Portfolio, Zenith Portfolio and Bond Portfolio may invest in asset-backed securities.  Asset-backed securities may be classified either as pass-through certificates or collateralized obligations.  Pass-through certificates are asset-backed securities which represent an undivided fractional ownership interest in an underlying pool of assets.  Asset-backed securities issued in the form of debt instruments, also known as collateralized obligations, are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt.  Asset-backed securities may be of short maturity, such as commercial paper, or longer, such as bonds, and may be issued with only one class of security or have more than one class with some classes having rights to payments on the asset-backed security subordinate to the rights of the other classes. These subordinated classes will take the risk of default before the classes to which they are subordinated.

The Balanced Index Portfolio, Lehman Aggregate Bond Index Portfolio, Zenith Portfolio and Bond Portfolio may invest without limitation and the Inflation Protected Plus Portfolio may invest up to 20% of its assets in asset-backed securities whose characteristics are consistent with the Portfolio's investment program and are not further limited below.  The credit quality of most asset-backed securities depends primarily on the credit quality of the assets underlying such securities, how well the entity issuing the

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security is insulated from the credit risk of the originator of the debt obligations or any other affiliated entities and the amount and quality of any credit support provided to the securities.  The rate of principal payment on asset-backed securities generally depends on the rate of principal payments received on the underlying assets which in turn may be affected by a variety of economic and other factors.  As a result, the yield on any asset-backed security is difficult to predict with precision and actual yield to maturity may be more or less than the anticipated yield to maturity.  In addition, for asset-backed securities purchased at a premium, the premium may be lost in the event of early pre-payment which may result in a loss to the Portfolio.

The Balanced Index Portfolio, Lehman Aggregate Bond Index Portfolio, Zenith Portfolio and Bond Portfolio may invest in mortgage-backed securities, and the Inflation Protected Plus Portfolio may invest 20% directly or, as permitted, through underlying funds in mortgage-backed securities.  Mortgage-backed securities are securities representing interests in a pool of mortgages.  Principal and interest payments made on the mortgages in the underlying mortgage pool are passed through to the Portfolio.  The Balanced Index Portfolio, Lehman Aggregate Bond Index Portfolio, Zenith Portfolio and Bond Portfolio may invest without limitation in mortgage-backed securities whose characteristics are consistent with the Portfolio's investment program and are not further limited below.  The actual prepayment experience of a pool of mortgage loans or other obligations may cause the yield realized by the Portfolio to differ from the yield calculated on the basis of the average life of the pool.  (When a mortgage in the underlying mortgage pool is prepaid, an unscheduled principal prepayment is passed through to the Portfolio.  This principal is returned to the Portfolio at par.  As a result, if a mortgage security were trading at a premium, its total return would be lowered by prepayments, and if a mortgage security were trading at a discount, its total return would be increased by prepayments.)  The value of these securities also may change because of changes in the market's perception of the creditworthiness of the federal agency that issued them.  In addition, the mortgage securities market in general may be adversely affected by changes in governmental regulation or tax policies.  In addition, for mortgage-backed securities purchased at a premium, the premium may be lost in the event of early prepayment which may result in a loss to the Portfolio.

STRUCTURED NOTES

The three Lifestyle ETF Portfolios, the Natural Resources Portfolio and the Inflation Protected Plus Portfolio may invest a portion of their assets directly in structured notes.  Structured notes are a derivative investment whose value depends on, or is derived from, the value of an underlying asset.  Structured notes may be tied to the performance of individual stocks or to baskets of assets such as commodities.  Structured notes are generally corporate debt securities and are subject to similar risks such as credit risk and the loss of principal.  Many structured notes are illiquid, and subject to a Portfolio's investment limitation on illiquid investments.  Some secondary markets may exist for certain structured notes. A structured note carries the credit rating of its issuer and a Portfolio will only invest in structured notes issued by issuers with investment grade ratings.  Each of the Portfolios is currently authorized to invest up to 10% of its total assets directly in structured notes.

ACQUIRED FUNDS AND NOTES

Acquired Funds and Notes track a securities or natural resources index or a basket of securities or commodities. In addition to a Portfolio's operating expenses, investors will indirectly pay a proportionate share of the operating expenses of the Acquired Funds and Notes. Thus, the expenses paid by an investor will be higher than if such investor had invested directly in the Acquired Funds and Notes.

The performance of each Portfolio that invests in shares of an Acquired Fund and Notes is directly related to the ability of that fund to meet its respective investment objective, as well as the Adviser’s allocation among the Acquired Funds and Notes. Accordingly, each Portfolio’s investment performance will be influenced by the investment strategies of and risks associated with the Acquired Funds and Notes in

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direct proportion to the amount of assets each Portfolio allocates to the Acquired Funds and Notes utilizing such strategies.

Each Acquired Fund and Note has a stated investment objective and is subject to various investment policies and restrictions. The Acquired Funds and Notes file financial and other information with the Securities and Exchange Commission (the "SEC"). Such information is publicly available at www.sec.gov, and no representation or warranty is hereby made as to the accuracy or completeness of any such information (the reference to the SEC's website is an inactive textual reference and information contained in, or otherwise accessible through, its website does not form a part of the Portfolios’ Prospectus or the Statement of Additional Information.

MIXED AND SHARED FUNDING

The Fund offers its Pinnacle Series shares, without sales charge, only for purchase by separate accounts of  life insurance companies  (including advances made by the life insurer in connection with the operation of the separate account) affiliated with the Adviser and unaffiliated insurance companies to fund benefits under both variable annuity contracts and variable universal life insurance policies. The Fund may also offer its Pinnacle Series shares directly to certain tax-qualified plans. The Fund's Board of Directors will monitor the Fund for the existence of any material irreconcilable conflict among the interests of such variable annuity and variable life insurance contract owners and, if and when applicable, the interests of participants in such qualified plans investing in the Fund. Insurance companies whose contracts are funded by investment in the Fund, the Adviser, and if applicable, trustees of certain qualified plans, will report any potential or existing conflicts to the Directors of the Fund. If it is determined by a majority of the Board, or by a majority of its Independent Directors, that a material irreconcilable conflict exists, the relevant insurance companies, the Adviser or plan trustees will, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict.

OTHER INFORMATION

In addition to the investment policies described above, each Portfolio's investment program is subject to further restrictions which are described in the Statement of Additional Information. Unless otherwise specified, each Portfolio's investment objectives, policies and restrictions are not fundamental policies and may be changed without shareholder approval. Shareholder inquiries and requests for the Fund's Statement of Additional Information or annual report should be directed to the Fund at 1-877-546-FUND (3863), or at 312 Walnut Street, Suite 2500, Cincinnati, Ohio 45202-4025.

A description of the Fund’s policies and procedures with respect to the disclosure of the Fund’s portfolio securities is available in the Fund’s Statement of Additional Information.

FUND MANAGEMENT

INVESTMENT ADVISER

The Adviser is Summit Investment Partners, Inc., 312 Walnut Street, Suite 2500, Cincinnati, Ohio 45202.  Subject to the direction and authority of Summit Mutual Funds' board of directors, the Adviser manages the investment and reinvestment of the assets of each Portfolio and provides administrative services and manages Summit Mutual Funds' business affairs.  The Adviser was incorporated under the laws of Ohio on August 18, 1986, as successor to the advisory business of Carillon Investments, Inc., the investment adviser for the Fund since 1984.  The Adviser is a wholly-owned subsidiary of The Union Central Life Insurance Company ("Union Central"), organized in 1867 under the laws of Ohio.  Union Central is an indirect subsidiary of UNIFI Mutual Holding Company (“UNIFI”).  Subject to the direction and authority

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of Summit Mutual Funds' board of directors, the Adviser manages the investment and reinvestment of the assets of each Portfolio and provides administrative services and manages Summit Mutual Funds' business affairs.

The Portfolio Manager, Assistant Portfolio Manager, Team Leader and Team Member  who are  primarily responsible for the day-to-day management of the Portfolios are  identified below with a description of their role, title, length of service and business experience.  Team Members provide analysis (including monitoring cash flows, investing cash in investments that match the applicable index, checking changes to the index and maximizing the correlation of the portfolio to the index) and execute trades for the Portfolio.  The Team Leader also provides these services to the Portfolio and provides oversight and management to the Team Members.  The Statement of Additional Information provides additional information about their compensation, other accounts managed, and ownership of Fund shares.

Portfolio	Manager	Role
Zenith	James McGlynn, CFA Yvonne Bishop, CFA	Portfolio Manager Assistant Portfolio Manager
Bond	Gary R. Rodmaker, CFA Michael J, Schultz D. Scott Keller, CFA	Portfolio Manager Portfolio Manager Assistant Portfolio Manager
Lifestyle ETF Market Strategy Market Lifestyle ETF Market Strategy Market Lifestyle ETF Market Strategy Market	James McGlynn, CFA D. Scott Keller, CFA Gary R. Rodmaker, CFA Michael J. Schultz Steven R. Sutermeister	Team Leader Team Member Team Member Team Member Team Member
Natural Resources	Steven R. Sutermeister D. Scott Keller, CFA James McGlynn, CFA Gary R. Rodmaker, CFA Michael J. Schultz	Team Leader Team Member Team Member Team Member Team Member
Inflation Protected Plus	Gary R. Rodmaker, CFA Michael J. Schultz D. Scott Keller, CFA	Portfolio Manager Portfolio Manager Assistant Portfolio Manager
S&P 500 Index S&P MidCap 400 Index Russell 2000 Small Cap Index Nasdaq-100 Index Balanced Index Lehman Aggregate Bond Index	Gary R. Rodmaker, CFA Kevin P. Aug, CFA	Team Leader Team Member
EAFE International Index	Sub-advised by World Asset Management, Inc. Theodore D. Miller	Portfolio Manager

Mr. Sutermeister is the President of the Adviser.  He has been affiliated with the Adviser since 1990.  He has 17 years of investment management experience.

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Mr. Rodmaker is Managing Director of the Adviser and a Portfolio Manager for Investment Grade and High Yield Corporate Bond and Index accounts.  He has been affiliated with the Adviser since 1989 and has 20 years of investment management experience.

Mr. McGlynn is Managing Director of the Adviser and joined Summit in 1999.  He has 28 years of experience in the investment industry.

Mr. Schultz is Managing Director of the Adviser and has been affiliated with the Adviser since 1992. He has 25 years of investment management experience.

Ms. Bishop is an Assistant Portfolio Manager for the Adviser  and joined Summit in 2000. She has 18 years of experience in the investment industry.

Mr. Keller is an Assistant Portfolio Manager for the Adviser.  He joined Summit in 2000 and has eight years of experience in the investment industry.

Mr. Aug is an Assistant Portfolio Manager for the Adviser.  He joined Summit in 2003 as an Investment Analyst for High Yield and Index accounts.  He has six years of investment management experience.

ADVISORY FEE

During the Fund's last fiscal year, the Fund paid the Adviser, as full compensation for all facilities and services furnished, a monthly fee computed separately for each Portfolio on a daily basis, at an annual rate, as follows:

Portfolio

Advisory Fee

Zenith Portfolio

.64% of the average daily net assets.

Bond Portfolio

.47% of the average daily net assets.

Lifestyle ETF Market Strategy Target Portfolio

.55% of the average daily net assets.

Lifestyle ETF Market Strategy Aggressive Portfolio

.55% of the average daily net assets.

Lifestyle ETF Market Strategy Conservative Portfolio

.55% of the average daily net assets.

Natural Resources Portfolio

.55% of the average daily net assets.

Inflation Protected Plus Portfolio

.50% of the average daily net assets.

S&P 500 Index Portfolio

.25% of the average daily net assets.

S&P MidCap 400 Portfolio

.30% of the average daily net assets.

Russell 2000 Small Cap Index Portfolio

.35% of the average daily net assets.

EAFE International Index Portfolio

.56% of the average daily net assets.

Nasdaq-100 Index Portfolio

.35% of the average daily net assets.

Lehman Aggregate Bond Index Portfolio

.30% of the average daily net assets.

Balanced Index Portfolio

.30% of the average daily net assets.

A discussion regarding the basis of the Fund's board of directors approving the Fund's investment advisory and subadvisory arrangements is available in the Fund's annual report for the fiscal period ending December 31, 2007.

SUBADVISER

World Asset Management, Inc. a wholly-owned subsidiary of Comerica, Inc., 255 E. Brown Street, Suite 300, Birmingham, Michigan 48009, is the investment subadviser to the EAFE International Index Portfolio.

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The Subadviser provides, subject to the Adviser’s direction, a portion of the investment advisory services for which the Adviser is responsible.  The services include investment research and advice with respect to securities, investments and cash equivalents in the Portfolio.  As compensation for its services, the Subadviser receives a monthly fee computed on a daily basis, at an annual rate, equal to: 0.10% of the first $100 million of the Portfolio’s daily net assets, 0.06% of the next $100 million of daily net assets, and 0.03% of daily net assets in excess of $200 million.  The fee is paid by the Adviser, not the Portfolio.

Theodore D. Miller of World Asset Management is primarily responsible for the day-to-day management of the EAFE International Index Portfolio.  Mr. Miller is Director, International Investment, and has been with World Asset Management since 1995.  Prior to that he was employed by Interaccios Global, Inc., Kidder Peabody & Co., Salomon Brothers and McDonald and Co. in various investment management positions.

OTHER MARKETING AND SERVICE ARRANGEMENTS

The Adviser or its affiliates may pay fees to financial intermediaries out of their own assets (and not from the Portfolios) in exchange for services performed on behalf of the intermediaries’ customers.  Such payments and compensation, commonly referred to as “revenue sharing,” are in addition to the sales charges, 12b-1 plan fees and other fees paid to such financial intermediaries, and may be made to brokers and other financial intermediaries that provide services to the Portfolios and/or investors in the Portfolios, including (without limitation) shareholder servicing, marketing support and/or access to sales meetings, sales representatives and management representatives of the broker or other financial intermediary.  Compensation may also be paid to brokers and other financial intermediaries for inclusion of the Portfolios on a sales list, including a preferred or select sales list, in other sales programs, or as an expense reimbursement in cases where the broker or other financial intermediary provides shareholder services to fund shareholders.  The compensation received by financial intermediaries through sales charges, other fees payable with respect to the Portfolios, and/or revenue sharing arrangements for selling shares of the Portfolios may be more or less than the overall compensation on similar or other products and may influence your broker or other financial intermediary to present and recommend the Portfolios over other investment options available in the marketplace.

Revenue sharing payments are not reflected in the "Portfolio Operating Expenses" discussion above. Investors may obtain more information about these arrangements, including the conflicts of interests that such arrangements may create, from their brokers and other financial intermediaries, and should so inquire if they would like additional information.

SHAREHOLDER INFORMATION

CAPITAL STOCK

Shares (including fractional shares) of each Portfolio have equal rights with regard to voting, redemptions, dividends, distributions, and liquidations with respect to that Portfolio. When issued, shares are fully paid and nonassessable and do not have preemptive or conversion rights or cumulative voting rights. The insurance companies will vote Fund shares allocated to their registered separate accounts in accordance with instructions received from their contract owners. They will also vote Fund shares allocated to registered separate accounts, for which no timely instructions are received, in proportion to the instructions that they do receive.  As a result, a small number of contract owners could determine the outcome of a vote. It is anticipated that The Union Central Life Insurance Company will have voting control of the Fund by virtue of the shares of the Fund allocated to its exempt separate accounts.

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PURCHASING AND REDEEMING SHARES

Shares of each Portfolio are available for purchase by insurance company separate accounts to serve as an investment medium for variable insurance contracts, and may be offered to qualified pension and retirement plans.  Investors do not deal directly with the Fund to purchase or redeem shares.  Please refer to the prospectus for the separate account for information on the allocation of premiums and on transfers of accumulated value among sub-accounts of the separate account that invests in the Portfolios.

VALUATION OF PORTFOLIO SHARES

Shares are purchased and redeemed at the net asset value per share of the Portfolios next determined after receipt and acceptance of a purchase order, or receipt of a redemption request, by the Fund or its agent. The net asset value of the shares of each Portfolio of the Fund is determined once daily, Monday through Friday, as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m., Eastern Time), on days during which there are purchases or redemptions of Fund shares, except:

•

when the New York Stock Exchange is closed or

Portfolio shares are valued by:

•

adding the values of all securities and other assets of the Portfolio,

•

subtracting liabilities and expenses, and

•

dividing the resulting figure by the number of shares of the Portfolio outstanding.

Expenses, including the investment advisory fee payable to the Adviser, are accrued daily.

Securities held by the Portfolios, except for money market instruments maturing in 60 days or less, are valued at their market value if market quotations are readily available. Otherwise, including instances where a significant market event may impact the value of a portfolio security after the close of trading in the security, such securities are valued at fair value as determined in good faith under policies approved by the Fund's board of directors, although the actual calculations may be made by persons acting pursuant to the direction of the board.  All money market instruments with a remaining maturity of 60 days or less are valued on an amortized cost basis.

Valuing securities at fair value involves greater reliance on judgment than valuing securities that have readily available market quotations.  Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service.  The Adviser makes such determinations in good faith in accordance with the Funds’ valuation procedures, with the goal of accurately reflecting the current value of each Portfolio’s portfolio holdings in the Portfolio's net asset value per share.  There can be no assurance that the Portfolios could obtain the fair value assigned to a security if they were to sell the security at approximately the time at which the Portfolios determine their net asset value per share.

If Portfolio investments are traded in markets on days that are not business days of the Portfolio, the Portfolio's net asset value may vary on days when investors cannot purchase or redeem shares.

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS

Dividends from net investment income are declared quarterly for the Bond, Inflation Protected Plus, Lehman Aggregate Bond Index and Balanced Index Portfolios and annually for other Portfolios.  Any capital gains are distributed annually. Dividends and capital gains distributions will be reinvested automatically in additional shares.

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TAXES

Each Portfolio has qualified and has elected to be taxed as a "regulated investment company" under the provisions of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). If a Portfolio qualifies as a "regulated investment company" and complies with the appropriate provisions of the Code, the Portfolio will pay no federal income taxes on the amounts distributed.

Each Portfolio also intends to comply with the diversification requirements of Section 817(h) of the Code and the underlying regulations for variable annuity and variable life insurance contracts so that owners of these contracts should not be subject to federal tax on distributions of dividends and income from a Portfolio to the insurance company's separate accounts.  If a Portfolio fails to meet the diversification requirements under Section 817(h) of the Code, income earned with respect to these contracts could become currently taxable to the owners of the variable annuity and variable life insurance contracts and income for prior periods with respect to these contracts could also be taxable.

Because insurance companies are currently the only shareholders of the Portfolios, no discussion is included herein as to the federal income tax consequences to shareholders. For information about the federal tax consequences of purchasing the contracts, see the prospectus for your contract.  See the Statement of Additional Information for further information about tax matters.

EXCESSIVE TRADING

The Portfolios are not intended for frequent or excessive trading or market timing.  Frequent trading into and out of a Portfolio can disrupt portfolio investment strategies, result in lower portfolio performance and increase portfolio expenses for all shareholders, including long-term shareholders who do not generate these costs.  In particular, the Portfolios may have difficulty implementing their long-term investment strategies if forced to maintain a higher level of their assets in cash to accommodate significant short-term trading activity resulting from market timing.  Excessive purchases and sales or exchanges of a Portfolio’s shares may force the Portfolio to sell portfolio securities at inopportune times to raise cash to accommodate short term trading activity.  In addition, a Portfolio may incur increased expenses if one or more investors engage in excessive or short-term trading.  For example, a Portfolio may be forced to liquidate investments as a result of short-term trading and incur increased brokerage costs without attaining any investment advantage.  Similarly, a Portfolio may bear increased administrative costs due to asset level and investment volatility that accompanies patterns of short-term trading activity.  If the Fund in unable to detect those shareholders engaging in market timing and/or excessive trading, the previously mentioned harms associated with excessive trading (lower portfolio performance, liquidity risks, increased portfolio expenses, etc.) may occur for the remaining investors.  Even if the Portfolios are able to avoid additional expenses related to the impact of excessive trading of its shares, excessive trading or market timing activities in the Acquired Funds may increase expenses.

The Portfolios are  not designed to accommodate excessive trading and the Fund’s Board of Directors has adopted policies to discourage excessive trading of the Portfolios' shares. If you wish to engage in excessive trading, we request that you do not purchase shares of the Portfolios.  The Portfolios define "excessive trading" as exceeding one purchase and sale involving  a Portfolio within any 60-day period. Accordingly, you can move substantial assets from a Portfolio to another Portfolio and, within the next 60 days, sell your shares in that Portfolio to return to the first Portfolio.

The Fund monitors daily cash flows by account to detect possible excessive trading by individuals or groups.  When suspicious activities occur that may indicate the possibility of excessive trading, the Fund will contact the insurance company and request that they investigate the activity.  If excessive trading is

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found, in addition to any action that may be taken by the insurance company for excessive trading, the Fund will take the following actions if you exceed the number of trades described above: 1) the first time the Fund determines that you have traded excessively, the Fund or your insurance company will notify you in writing that your variable insurance product will be monitored for additional transactions in excess of the foregoing limits; 2) upon the second incidence of excessive trading by you, the Fund or your insurance company will bar you indefinitely from further purchases of shares of the Portfolio, including purchases in connection with exchange transactions.  Two types of transactions are exempt from the excessive trading guidelines: (1) redemptions that are not part of exchanges and (2) systematic purchases or redemptions made through an automatic investment plan or an automatic withdrawal plan.

The Fund may, in its sole discretion, take any variable insurance contract off of the list of monitored contracts, or restore suspended transfer privileges if it determines that the transactions were inadvertent or were not done with the intent to market time.  OTHERWISE, ALL OF THE POLICIES RELATED TO EXCESSIVE TRADING AND MARKET TIMING AS DESCRIBED IN THIS SECTION WILL BE APPLIED UNIFORMLY AND WITHOUT EXCEPTION.  Other trading activities may be detrimental to the Portfolios.  Therefore, variable insurance contracts may be placed on the list of monitored contracts despite the fact the contract owner has not exceeded the established transfer limits.

The Portfolios and their agents reserve the right not to accept in whole or in part, without prior notice, any purchase request, including exchange purchases from one Portfolio to another Portfolio, by any investor or group of investors indefinitely, for any reason, particularly if they believe that any combination of trading activity in the Portfolios is attributable to market timing or is otherwise excessive or potentially disruptive to the Portfolio.  Some of the factors that may be considered when determining whether or not to accept a purchase request may include, but not be limited to:

•

the number of transfers made in a defined period;

•

the dollar amount of the transfer;

•

the total assets of the Portfolio involved in the transfer;

•

the investment objectives of the particular portfolios involved in the transfers; and/or

•

whether the transfer appears to be a part of a pattern of transfers to take advantage of short-term market fluctuations or market inefficiencies.

The trading history of accounts under common ownership or control may be considered in enforcing these policies.  Transactions placed through the same insurance company or plan sponsor on an omnibus basis may be rejected in whole or in part by a Portfolio.  Transactions accepted by your insurance company or plan sponsor in violation of the Fund’s excessive trading policy are not deemed accepted by the Portfolio and may be cancelled or revoked by the Portfolio on the next business day following the order by the insurance company.

While the Portfolios discourage excessive short-term trading and intend to apply their policies uniformly to all shareholders, the Portfolios cannot always know or reasonably detect such trading, particularly if it is facilitated by financial intermediaries or done through omnibus account arrangements. In addition, monitoring and discouraging excessive trading may require the cooperation of financial intermediaries, which cannot necessarily be assured.

S&P, FRANK RUSSELL, NASDAQ AND MSCI DISCLAIMERS

The S&P 500 Index is an unmanaged index of common stocks comprised of 500 industrial, financial, utility and transportation companies.  "Standard & Poor's®", "S&P®", "S&P 500®", "Standard & Poor's 500", "500", "S&P MidCap 400 Index", and "Standard & Poor's MidCap 400 Index" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Summit Mutual Funds. Summit

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Mutual Funds is not sponsored, endorsed, sold or promoted by Standard & Poor's ("S&P"). S&P makes no representation or warranty, express or implied, to the beneficial owners of Summit Mutual Funds or any member of the public regarding the advisability of investing in securities generally or in Summit Mutual Funds particularly or the ability of the S&P 500 Index or the S&P MidCap 400 Index to track general stock market performance. S&P's only relationship to Summit Mutual Funds is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index and the S&P MidCap 400 Index which is determined, composed and calculated by S&P without regard to Summit Mutual Funds or the Funds. S&P has no obligation to take the needs of Summit Mutual Funds or the beneficial owners of the Funds into consideration in determining, composing or calculating the S&P 500 Index and the S&P MidCap 400 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Funds or the timing of the issuance or sale of the Funds or in the determination or calculation of the equation by which the Funds are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of Summit Mutual Funds.

The Russell 2000 Index is a trademark/service mark of the Frank Russell Company.  Russell is a trademark of the Frank Russell Company.  Summit Mutual Funds and the Russell 2000 Small Cap Index Portfolio are not promoted, sponsored or endorsed by, nor in any way affiliated with Frank Russell Company.  Frank Russell is not responsible for and has not reviewed the Prospectus, and Frank Russell makes no representation or warranty, express or implied, as to its accuracy, or completeness, or otherwise.

Frank Russell Company reserves the right, at any time and without notice, to alter, amend, terminate or in any way change its Index.  Frank Russell has no obligation to take the needs of any particular fund or its participants or any other product or person into consideration in determining, composing or calculating the Index.

Frank Russell Company's publication of the Index in no way suggests or implies an opinion by Frank Russell Company as to the attractiveness or appropriateness of the investment in any or all securities upon which the Index is based.  FRANK RUSSELL COMPANY MAKES NO REPRESENTATION, WARRANTY, OR GUARANTEE AS TO THE ACCURACY, COMPLETENESS, RELIABILITY, OR OTHERWISE OF THE INDEX OR DATA INCLUDED IN THE INDEX.  FRANK RUSSELL COMPANY MAKES NO REPRESENTATION OR WARRANTY REGARDING THE USE, OR THE RESULTS OF USE, OF THE INDEX OR ANY DATA INCLUDED THEREIN, OR ANY SECURITY (OR COMBINATION THEREOF) COMPRISING THE INDEX.  FRANK RUSSELL COMPANY MAKES NO OTHER EXPRESS OR IMPLIED WARRANTY, AND EXPRESSLY DISCLAIMS ANY WARRANTY OF ANY KIND, INCLUDING, WITHOUT MEANS OF LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA OR ANY SECURITY (OR COMBINATION THEREOF) INCLUDED THEREIN.

"Nasdaq" and related marks are trademarks or service marks of The Nasdaq Stock Market, Inc. ("Nasdaq") and have been licensed for use for certain purposes by Summit Mutual Funds, Inc. and the Nasdaq-100 Index Portfolio.  The Nasdaq-100 Index is composed and calculated by Nasdaq without regard to Summit Mutual Funds.  Nasdaq makes no warranty, express or implied, and bears no liability with respect to the Nasdaq-100 Index Fund.  Nasdaq makes no warranty, express or implied, and bears no liability with respect to Summit Mutual Funds, its use, or any data included therein.

THE EAFE INTERNATIONAL INDEX PORTFOLIO IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MORGAN STANLEY CAPITAL INTERNATIONAL INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE

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PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY [LICENSEE]. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS FUND OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN FUNDS GENERALLY OR IN THIS FUND PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS FUND OR THE ISSUER OR OWNERS OF THIS FUND OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS FUND OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS FUND TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS FUND IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS FUND OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FUND. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE FUND, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.

NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARITES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of this security, product or fund, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

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FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand each Portfolio's financial performance for the periods indicated. Certain information reflects financial results for a single fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Portfolio (assuming reinvestment of all dividends and distributions). This information has been audited by Deloitte & Touche LLP, whose report, along with the Portfolios' financial statements, is incorporated by reference into the Statement of Additional Information and is available upon request. This information should be read in conjunction with the financial statements and notes thereto incorporated by reference into the Statement of Additional Information.

Computed on the basis of a share of capital stock outstanding throughout the period.

	Zenith Portfolio

	Year Ended December 31,
	2007	2006	2005	2004	2003
Net asset value, beginning of period	$101.12	$ 91.78	$ 91.30	$ 80.76	$ 59.67

Investment Activities:
Net investment income / (loss)	1.64	1.42	1.35	1.47	1.17
Net realized and unrealized gains / (losses)	(0.06)	18.02	4.57	10.33	20.01
Total from Investment Activities	1.58	19.44	5.92	11.80	21.18

Distributions:
Net investment income	(1.42)	(1.42)	(1.43)	(1.26)	(0.09)
Net realized gains	(8.32)	(8.68)	(4.01)	--	--
Total Distributions	(9.74)	(10.10)	(5.44)	(1.26)	(0.09)

Net asset value, end of period	$92.96	$101.12	$ 91.78	$ 91.30	$ 80.76
Total return	1.40%	23.12%	6.92%	14.77%	35.56%

Ratios / Supplemental Data:
Ratio of expenses to average net assets - net	0.87%	0.88%	0.89%	0.91%	0.93%
Ratio of net investment income / (loss) to average net assets	1.61%	1.57%	1.49%	1.74%	1.68%
Portfolio turnover rate	41.99%	61.14%	57.30%	68.59%	71.70%
Net assets, end of period (000's)	$58,157	$62,428	$52,795	$51,864	$47,104

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FINANCIAL HIGHLIGHTS

(Continued)

Computed on the basis of a share of capital stock outstanding throughout the period.

	Bond Portfolio

	Year Ended December 31,
	2007	2006	2005	2004	2003
Net asset value, beginning of period	$ 47.07	$ 47.07	$ 48.26	$ 48.41	$ 47.93

Investment Activities:
Net investment income / (loss)	2.45	2.52	2.42	1.67	3.25
Net realized and unrealized gains / (losses)	(0.84)	(0.13)	(1.42)	0.36	0.56
Total from Investment Activities	1.61	2.39	1.00	2.03	3.81

Distributions:
Net investment income	(2.46)	(2.39)	(2.19)	(2.18)	(3.33)
Total Distributions	(2.46)	(2.39)	(2.19)	(2.18)	(3.33)

Net asset value, end of period	$ 46.22	$ 47.07	$ 47.07	$ 48.26	$ 48.41
Total return	3.46%	5.25%	2.14%	4.29%	8.21%

Ratios / Supplemental Data:
Ratio of expenses to average net assets - net(1)	0.75%	0.75%	0.75%	0.75%	0.75%
Ratio of expenses to average net assets - gross	0.82%	0.81%	0.83%	0.82%	0.81%
Ratio of net investment income / (loss) to average net assets	5.11%	5.23%	5.10%	4.05%	6.72%
Portfolio turnover rate	106.51%	79.22%	32.96%	66.03%	109.52%
Net assets, end of period (000's)	$26,837	$28,349	$30,783	$36,300	$37,197

(1)Net expenses represent gross expenses reduced by fees waived and/or reimbursed by the Adviser.

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FINANCIAL HIGHLIGHTS

(Continued)

Computed on the basis of a share of capital stock outstanding throughout the period.

	Lifestyle ETF Market Strategy Target Portfolio
	Year Ended December 31,	Period Ended December 31,
	2007	2006 (1)
Net asset value, beginning of period	$49.84	$50.00

INVESTMENT ACTIVITIES:
Net investment income / (loss)	2.33(2)	---
Net realized and unrealized gains / (losses)	0.45	(0.16)
Total from Investment Activities	2.78	(0.16)

DISTRIBUTIONS:
Net investment income	---	---
Net realized gains	---	---
Total Distributions	---	---

Net asset value, end of period	$52.62	$49.84
Total return	5.58%	-0.32%

RATIOS / SUPPLEMENTAL DATA:
Ratio of expenses to average net assets - net (3)	0.75%	0.75% (4)
Ratio of expenses to average net assets - gross	4.09%	220.56% (4)
Ratio of net investment income / (loss) to average net assets	4.46%	(0.59%) (4)
Portfolio turnover rate	17.02%	0.00%
Net assets, end of period (000's)	$4,686	$150

(1) Portfolio commenced operations on December 28, 2006.
(2) Per share amounts are based on average shares outstanding.
(3) Net expenses represent gross expenses reduced by fees waived and/or reimbursed by the Adviser.
(4) Annualized.

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FINANCIAL HIGHLIGHTS

(Continued)

Computed on the basis of a share of capital stock outstanding throughout the period.

	Lifestyle ETF Market Strategy Aggressive Portfolio

	Year Ended December 31,	Period Ended December 31,
	2007	2006 (1)
Net asset value, beginning of period	$49.79	$50.00

INVESTMENT ACTIVITIES:
Net investment income / (loss)	1.23(2)	---
Net realized and unrealized gains / (losses)	1.26	(0.21)
Total from Investment Activities	2.49	(0.21)

DISTRIBUTIONS:
Net investment income	---	---
Net realized gains	---	---
Total Distributions	---	---

Net asset value, end of period	$52.28	$49.79
Total return	5.00%	-0.42%

RATIOS / SUPPLEMENTAL DATA:
Ratio of expenses to average net assets - net (3)	0.75%	0.75% (4)
Ratio of expenses to average net assets - gross	7.14%	220.77% (4)
Ratio of net investment income / (loss) to average net assets	2.35%	(0.72%) (4)
Portfolio turnover rate	27.11%	0.00%
Net assets, end of period (000's)	$978	$149

(1) Portfolio commenced operations on December 28, 2006.
(2) Per share amounts are based on average shares outstanding.
(3) Net expenses represent gross expenses reduced by fees waived and/or reimbursed by the Adviser.
(4) Annualized.

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FINANCIAL HIGHLIGHTS

(Continued)

Computed on the basis of a share of capital stock outstanding throughout the period.

	Lifestyle ETF Market Strategy Conservative Portfolio

	Year Ended December 31,	Period Ended December 31,
	2007	2006 (1)
Net asset value, beginning of period	$49.89	$50.00

INVESTMENT ACTIVITIES:
Net investment income / (loss)	1.80(2)	---
Net realized and unrealized gains / (losses)	1.17	(0.11)
Total from Investment Activities	2.97	(0.11)

DISTRIBUTIONS:
Net investment income	---	---
Net realized gains	---	---
Total Distributions	---	---

Net asset value, end of period	$52.86	$49.89
Total return	5.95%	-0.22%

RATIOS / SUPPLEMENTAL DATA:
Ratio of expenses to average net assets - net (3)	0.75%	0.75% (4)
Ratio of expenses to average net assets - gross	7.28%	220.34% (4)
Ratio of net investment income / (loss) to average net assets	3.47%	(0.52%) (4)
Portfolio turnover rate	15.36%	0.00%
Net assets, end of period (000's)	$911	$150

(1) Portfolio commenced operations on December 28, 2006.
(2) Per share amounts are based on average shares outstanding.
(3) Net expenses represent gross expenses reduced by fees waived and/or reimbursed by the Adviser.
(4) Annualized.

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FINANCIAL HIGHLIGHTS

(Continued)

Computed on the basis of a share of capital stock outstanding throughout the period.

	Natural Resources Portfolio

	Year Ended December 31,	Period Ended December 31,
	2007	2006 (1)
Net asset value, beginning of period	$49.98	$50.00

INVESTMENT ACTIVITIES:
Net investment income / (loss)	0.10	---
Net realized and unrealized gains / (losses)	10.82	(0.02)
Total from Investment Activities	10.92	(0.02)

DISTRIBUTIONS:
Net investment income	---	---
Net realized gains	---	---
Total Distributions	---	---

Net asset value, end of period	$60.90	$49.98
Total return	21.85%	-0.04%

RATIOS / SUPPLEMENTAL DATA:
Ratio of expenses to average net assets - net (2)	0.75%	0.75% (3)
Ratio of expenses to average net assets - gross	6.33%	133.46% (3)
Ratio of net investment income / (loss) to average net assets	0.23%	(0.75%) (3)
Portfolio turnover rate	28.39%	0.00%
Net assets, end of period (000's)	$1,255	$250

(1) Portfolio commenced operations on December 28, 2006.
(2) Net expenses represent gross expenses reduced by fees waived and/or reimbursed by the Adviser.
(3) Annualized.

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FINANCIAL HIGHLIGHTS

(Continued)

Computed on the basis of a share of capital stock outstanding throughout the period.

	Inflation Protected Plus Portfolio

	Year Ended December 31,	Period Ended December 31,
	2007	2006 (1)
Net asset value, beginning of period	$50.09	$50.00

INVESTMENT ACTIVITIES:
Net investment income / (loss)	2.64	---
Net realized and unrealized gains / (losses)	2.59	0.09
Total from Investment Activities	5.23	0.09

DISTRIBUTIONS:
Net investment income	(2.32)	---
Total Distributions	(2.32)	---

Net asset value, end of period	$53.00	$50.09
Total return	10.80%	0.18%

RATIOS / SUPPLEMENTAL DATA:
Ratio of expenses to average net assets - net (2)	0.75%	0.75% (3)
Ratio of expenses to average net assets - gross	5.27%	33.70% (3)
Ratio of net investment income / (loss) to average net assets	5.19%	(2.28%) (3)
Portfolio turnover rate	8.46%	0.00%
Net assets, end of period (000's)	$1,157	$1,002

(1) Portfolio commenced operations on December 28, 2006.
(2) Net expenses represent gross expenses reduced by fees waived and/or reimbursed by the Adviser.
(3) Annualized.

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FINANCIAL HIGHLIGHTS

(Continued)

Computed on the basis of a share of capital stock outstanding throughout the period.

	S&P 500 Index Portfolio

	Year Ended December 31,
	2007	2006	2005	2004	2003
Net asset value, beginning of period	$ 94.19	$ 82.85	$ 80.48	$ 73.21	$ 57.82

Investment Activities:
Net investment income / (loss)	1.52	1.40	1.17	1.16(2)	0.81
Net realized and unrealized gains / (losses)	3.31	11.19	2.39	6.41	15.17
Total from Investment Activities	4.83	12.59	3.56	7.57	15.98

Distributions:
Net investment income	(1.42)	(1.25)	(1.19)	(0.30)	(0.59)
Net realized gains	(0.16)	---	---	---	---
Total Distributions	(1.58)	(1.25)	(1.19)	(0.30)	(0.59)

Net asset value, end of period	$ 97.44	$ 94.19	$ 82.85	$ 80.48	$ 73.21
Total return	5.16%	15.36%	4.52%	10.37%	27.98%

Ratios / Supplemental Data:
Ratio of expenses to average net assets - net(1)	0.39%	0.39%	0.39%	0.40%	0.52%
Ratio of expenses to average net assets - gross	0.45%	0.43%	0.49%	0.51%	0.54%
Ratio of net investment income / (loss) to average net assets	1.59%	1.56%	1.49%	1.69%	1.25%
Portfolio turnover rate	3.28%	3.42%	5.73%	1.59%	0.84%
Net assets, end of period (000's)	$302,821	$309,019	$290,666	$279,875	$79,766

(1) Net expenses represent gross expenses reduced by fees waived and/or reimbursed by the Adviser.
(2) Per share amounts are based on average shares outstanding.

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FINANCIAL HIGHLIGHTS

(Continued)

Computed on the basis of a share of capital stock outstanding throughout the period.

	S&P MidCap 400 Index Portfolio - Class I Shares

	Year Ended December 31,
	2007	2006	2005	2004	2003
Net asset value, beginning of period	$69.23	$66.08	$60.76	$ 52.62	$ 39.29

Investment Activities:
Net investment income / (loss)	0.67	0.67	0.52	0.35(2)	0.29
Net realized and unrealized gains / (losses)	4.44	5.64	6.50	7.93	13.28
Total from Investment Activities	5.11	6.31	7.02	8.28	13.57

Distributions:
Net investment income	(0.66)	(0.59)	(0.33)	(0.14)	(0.24)
Net realized gains	(2.99)	(2.57)	(1.37)	---	---
Total Distributions	(3.65)	(3.16)	(1.70)	(0.14)	(0.24)

Net asset value, end of period	$ 70.69	$ 69.23	$ 66.08	$ 60.76	$ 52.62
Total return	7.38%	9.72%	11.94%	15.76%	34.74%

Ratios / Supplemental Data:
Ratio of expenses to average net assets - net (1)	0.52%	0.52%	0.54%	0.56%	0.60%
Ratio of expenses to average net assets – gross	0.52%	0.52%	0.54%	0.56%	0.67%
Ratio of net investment income / (loss) to average net assets	1.11%	1.15%	0.91%	0.68%	0.58%
Portfolio turnover rate (3)	22.63%	14.35%	19.07%	15.08%	8.54%
Net assets, end of period (000's)	$172,221	$144,136	$127,372	$99,775	$39,944

(1)Net expenses represent gross expenses reduced by fees waived and/or reimbursed by the Adviser.
(2) Per share amounts are based on average shares outstanding.
(3) Portfolio Turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

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FINANCIAL HIGHLIGHTS

(Continued)

Computed on the basis of a share of capital stock outstanding throughout the period.

	Russell 2000 Small Cap Index Portfolio - Class I Shares Year Ended December 31,
	2007	2006	2005	2004	2003
Net asset value, beginning of period	$74.19	$65.46	$ 63.92	$ 54.40	$ 37.52

Investment Activities:
Net investment income / (loss)	0.74(2)	0.46	0.41	0.31(2)	0.22
Net realized and unrealized gains / (losses)	(1.98)	10.88	2.07	9.32	16.95
Total from Investment Activities	(1.24)	11.34	2.48	9.63	17.17

Distributions:
Net investment income	(0.47)	(0.44)	(0.31)	(0.11)	(0.29)
Net realized gains	(5.48)	(2.17)	(0.63)	---	---
Total Distributions	(5.95)	(2.61)	(0.94)	(0.11)	(0.29)
Net asset value, end of period	$ 67.00	$ 74.19	$ 65.46	$ 63.92	$ 54.40
Total return	-2.20%	17.60%	4.01%	17.72%	46.19%

Ratios / Supplemental Data:
Ratio of expenses to average net assets – net(1)	0.64%	0.65%	0.69%	0.75%	0.75%
Ratio of expenses to average net assets – gross	0.64%	0.65%	0.69%	0.76%	1.12%
Ratio of net investment income / (loss) to average net assets	1.04%	0.84%	0.70%	0.60%	0.57%
Portfolio turnover rate(3)	19.30%	24.45%	25.20%	27.27%	23.87%
Net assets, end of period (000's)	$ 91,676	$ 95,694	$75,815	$68,770	$25,794

(1)Net expenses represent gross expenses reduced by fees waived and/or reimbursed by the Adviser.

(2)Per share amounts are based on average shares outstanding.

(3) Portfolio Turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

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FINANCIAL HIGHLIGHTS

(Continued)

Computed on the basis of a share of capital stock outstanding throughout the period.

	EAFE International Index Portfolio – Class I Shares
	Year Ended December 31,
	2007	2006	2005	2004	2003
Net asset value, beginning of period	$ 98.66	$ 81.98	$ 74.34	$ 64.41	$ 49.59

Investment Activities:
Net investment income / (loss)	1.00	1.46	1.59	1.00(3)	1.34
Net realized and unrealized gains / (losses)	8.80	18.83	7.59	10.42	14.49
Total from Investment Activities	9.80	20.29	9.18	11.42	15.83

Distributions:
Net investment income	(1.48)	(1.63)	(0.72)	(0.69)	(0.19)
Net realized gains	(2.21)	(1.98)	(0.82)	(0.80)	(0.82)
Total Distributions	(3.69)	(3.61)	(1.54)	(1.49)	(1.01)

Net asset value, end of period	$104.77	$98.66	$ 81.98	$ 74.34	$ 64.41
Total return	10.10%	25.56%	12.57%	18.02%	32.79%

Ratios / Supplemental Data:
Ratio of expenses to average net assets - net (1)	0.95%	0.95%	0.95%	0.95%	0.65%
Ratio of expenses to average net assets – gross	1.26%	1.29%	1.50%	1.69%	2.46%
Ratio of net investment income / (loss) to average net assets	1.48%	1.66%	1.75%	1.70%	2.14%
Portfolio turnover rate (2)	47.52%	44.33%	76.61%	55.49%	75.27%
Net assets, end of period (000's)	$118,631	$58,754	$44,084	$50,938	$16,565

(1)Net expenses represent gross expenses reduced by fees waived and/or reimbursed by the Adviser.
(2) Portfolio Turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.
(3) Per share amounts are based on average shares outstanding.

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SMFI-79

FINANCIAL HIGHLIGHTS

(Continued)

Computed on the basis of a share of capital stock outstanding throughout the period.

	Nasdaq-100 Index Portfolio

	Year Ended December 31,
	2007	2006	2005	2004	2003
Net asset value, beginning of period	$ 24.47	$ 22.97	$ 22.81	$ 20.72	$ 13.94

Investment Activities:
Net investment income / (loss)	(0.01)	0.02	0.02	0.12	(0.04)
Net realized and unrealized gains / (losses)	4.49	1.51	0.26	1.97	6.82
Total from Investment Activities	4.48	1.53	0.28	2.09	6.78

Distributions:
Net investment income	(0.00)(1)	(0.03)	(0.12)	---	---
Return of capital	(0.31)	__---	__---	__---	__---
Total Distributions	(0.31)	(0.03)	(0.12)	---	---

Net asset value, end of period	$ 28.64	$ 24.47	$ 22.97	$ 22.81	$ 20.72
Total return	18.50%	6.67%	1.30%	10.09%	48.64%

Ratios / Supplemental Data:
Ratio of expenses to average net assets - net(2)	0.65%	0.65%	0.65%	0.65%	0.65%
Ratio of expenses to average net assets - gross	0.71%	0.76%	0.76%	0.79%	0.91%
Ratio of net investment income / (loss) to average net assets	-0.01%	0.05%	0.09%	0.61%	-0.31%
Portfolio turnover rate	13.28%	8.23%	13.86%	4.19%	3.97%
Net assets, end of period (000's)	$32, 822	$26,108	$26,330	$27,607	$23,350

(1) Amount is less than $0.005.
(2) Net expenses represent gross expenses reduced by fees waived and/or reimbursed by the Adviser.

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 FINANCIAL HIGHLIGHTS

(Continued)

	Lehman Aggregate Bond Index Portfolio

	Year Ended December 31,				Period from April 1, 2003 (1) to December 31,
	2007	2006	2005	2004	2003
Net asset value, beginning of period	$48.85	$ 49.06	$ 50.13	$ 49.78	$50.00

Investment Activities:
Net investment income / (loss)	2.13	1.97	1.83	1.71(4)	1.32
Net realized and unrealized gains / (losses)	1.40	(0.24)	(1.06)	0.03	(0.49)
Total from Investment Activities	3.53	1.73	0.77	1.74	0.83

Distributions:
Net investment income	(2.11)	(1.94)	(1.84)	(1.39)	(1.05)
Total Distributions	(2.11)	(1.94)	(1.84)	(1.39)	(1.05)

Net asset value, end of period	$50.27	$ 48.85	$ 49.06	$ 50.13	$49.78
Total return	7.43%	3.64%	1.57%	3.55%	1.70%

Ratios / Supplemental Data:
Ratio of expenses to average net assets - net (2)	0.59%	0.59%	0.60%	0.60%	0.60%(3)
Ratio of expenses to average net assets - gross	0.59%	0.59%	0.63%	0.71%	1.10%(3)
Ratio of net investment income / (loss) to average net assets	4.24%	3.96%	3.54%	3.26%	2.83%(3)
Portfolio turnover rate	23.61%	27.93%	15.93%	43.24%	31.94%(3)
Net assets, end of period (000's)	$44,496	$39,160	$37,657	$32,786	$10,296

(1)Commencement of operations.
(2)Net expenses represent gross expenses reduced by fees waived and/or reimbursed by the Adviser.
(3)Annualized.
(4)Per share amounts are based on average shares outstanding.

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FINANCIAL HIGHLIGHTS

(Continued)

Computed on the basis of a share of capital stock outstanding throughout the period.

	Balanced Index Portfolio

	Year Ended December 31,
	2007	2006	2005	2004	2003
Net asset value, beginning of period	$ 49.58	$ 45.74	$ 45.55	$ 43.05	$ 37.50

Investment Activities:
Net investment income / (loss)	1.33	1.16	1.07	0.95(2)	0.95
Net realized and unrealized gains / (losses)	2.12	3.80	0.28	2.27	5.57
Total from Investment Activities	3.45	4.96	1.35	3.22	6.52

Distributions:
Net investment income	(1.41)	(1.12)	(1.16)	(0.72)	(0.97)
Total Distributions	(1.41)	(1.12)	(1.16)	(0.72)	(0.97)

Net asset value, end of period	$ 51.62	$ 49.58	$ 45.74	$ 45.55	$ 43.05
Total return	7.02%	11.02%	3.04%	7.59%	17.70%

Ratios / Supplemental Data:
Ratio of expenses to average net assets - net(1)	0.60%	0.60%	0.60%	0.60%	0.60%
Ratio of expenses to average net assets - gross	0.69%	0.69%	0.70%	0.71%	1.01%
Ratio of net investment income / (loss) to average net assets	2.47%	2.36%	2.25%	2.23%	2.31%
Portfolio turnover rate	15.11%	21.19%	3.85%	21.20%	25.45%
Net assets, end of period (000's)	$25,993	$28,784	$29,316	$33,356	$11,667

(1)Net expenses represent gross expenses reduced by fees waived and/or reimbursed by the Adviser.
(2)Per share amounts are based on average shares outstanding.

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APPENDIX A:  RATINGS

CORPORATE BOND RATINGS

Moody's Investors Service, Inc.

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds which are rated Baa are considered as medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B - Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa - Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

Standard & Poor's Ratings Group

AAA - This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

AA - Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in a small degree.

A - Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effect of changes in circumstances and economic conditions.

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BBB - Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

BB-B-CCC-CC - Bonds rated BB, B, CCC, and CC are regarded, on balance, as predominately speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

COMMERCIAL PAPER RATINGS

Moody's Investors Service, Inc.

A Prime rating is the highest commercial paper rating assigned by Moody's Investors Service, Inc. Issuers rated Prime are further referred to by use of numbers 1, 2 and 3 to denote relative strength within this highest classification. Among the factors considered by Moody's in assigning ratings for an issuer are the following:

•

management;

•

economic evaluation of the industry and an appraisal of speculative type risks which may be inherent in certain areas;

•

competition and customer acceptance of products;

•

liquidity;

•

amount and quality of long-term debt;

•

ten-year earnings trends;

•

financial strength of a parent company and the relationships which exist with the issuer; and

•

recognition by management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations.

Standard & Poor's Ratings Group

Commercial paper rated A by Standard & Poor's Ratings Group has the following characteristics:

•

Liquidity ratios are better than the industry average.

•

Long-term senior debt rating is "A" or better. In some cases, BBB credits may be acceptable.

•

The issuer has access to at least two additional channels of borrowing.

•

Basic earnings and cash flow have an upward trend with allowance made for unusual circumstances.

•

Typically, the issuer's industry is well established, the issuer has a strong position within its industry and the reliability and quality of management is unquestioned.

Issuers rated A are further referred to by use of numbers 1, 2 and 3 to denote relative strength within this classification.

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A Statement of Additional Information dated May 1, 2008, which contains further information about the Summit Pinnacle Series of the Fund, has been filed with the Securities and Exchange Commission and is incorporated by reference into this Prospectus.  Additional information about the Fund's investments is available in the Fund's annual and semi-annual reports to shareholders.  In the Fund's annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.  A copy of the Statement of Additional Information or the Fund's annual and semi-annual reports may be obtained without charge by calling the Fund at 1-877-546-FUND, or by writing the Fund at 312 Walnut Street, Suite 2500, Cincinnati, Ohio 45202-4025.  Since the Portfolios are only available as an investment option for variable insurance products, and the Portfolios' disclosure documents should be read in connection with the prospectus for the applicable variable insurance product, the Fund does not make the Fund’s Statement of Additional Information or the Fund’s annual and semi-annual reports available on the Fund’s website.

The Fund's Statement of Additional Information, annual and semi-annual reports and certain other information about the Fund can be reviewed and copied at the SEC's public reference room (which will send copies of these documents upon request and for a fee).  Information about the operation of the SEC's public reference room may be obtained by calling the SEC at 1-202-942-8090.  Copies of Fund documents may be requested by writing to the Public Reference Section of the SEC, Washington, D.C. 20549-0102, or by electronic request at publicinfo@sec.gov.

These fund Documents and other information about the Fund are also available without charge at the SEC's web site: http://www.sec.gov.

File 811-04000 and 002-90309

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